UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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TRONOX LIMITED

(Name of Registrant as Specified In Its Charter)

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TRONOX LIMITED 1 Brodie Hall Drive Bentley, WA, Australia 6102

NOTICE OF

ANNUAL GENERAL MEETING OF SHAREHOLDERS

Date and Time	Wednesday, May 21, 2014, at 9:00 a.m., U.S. Eastern Daylight Time

Place	Stamford Marriott Hotel 243 Tresser Boulevard Stamford, CT 06901, USA

Items of Business

(1)   Election of Class A Directors and Class B Directors

(2)   Appointment of new auditor

(3)   Advisory vote on executive compensation

(4)   Receipt and consideration of Annual Financial Report for year ended December 31, 2013 and reports of the directors and auditors thereon

(5)   Such other business that may properly come before the Annual Meeting

Record Date	May 19, 2014, at 5:00 p.m., U.S. Eastern Daylight Time

Proxies	Each shareholder may appoint a proxy or attorney to attend the Annual Meeting and vote on the shareholder’s behalf. A shareholder entitled to cast two or more votes at the Annual Meeting is entitled to appoint two proxies. The shareholder may specify the proportion or number of votes that the proxy may exercise. A proxy need not be a shareholder of the Company.

An appointment of a proxy or an attorney is not effective unless (i) in the case of a proxy, the proxy appointment form and, if it is signed or otherwise authenticated by the shareholder’s attorney, the authority under which the appointment is signed (or a certified copy of the authority); or (ii) in the case of an attorney, the power of attorney (or certified copy of it) is received by the Company no later than 11:59 p.m., U.S. Eastern Daylight Time, on May 20, 2014, either by online submission to the Company’s proxy tabulator, mail to 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA, or 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia, Australia, 6102 or faxed to +1 (203) 705-3703 (USA) or +61 (0) 8 9 365-1390 (Australia).

A body corporate which is a shareholder, or which has been appointed as a proxy, may appoint an individual to act as its representative at the Annual Meeting. The representative should bring to the Annual Meeting evidence of his or her appointment, including any authority under which it is signed, unless it has previously been given to the Company.

Richard L. Muglia

Senior Vice President,

General Counsel and Secretary

April 7, 2014

IMPORTANT NOTICE REGARDING THE AVAILAIBILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY MAY 21, 2014

This Notice of Annual Meeting and Proxy Statement and the 2013 Annual Report is available at

https://materials.proxyvote.com/Q9235V.

Except as stated otherwise, information on our website is not part of this Proxy Statement.

PROXY SUMMARY

We provide below highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.

2013 Performance Highlights

The company’s results for 2013 reflect market conditions that declined for much of the year with some evidence of pigment market stabilization toward the end of 2013. Pigment and Mineral Sands sales volumes remained strong throughout the year, while selling prices declined in both segments as compared to the prior year.

•	We had total net sales of $1.922 billion, an increase of 5% over last year.

•	We continued our vertical integration of our titanium feedstock and TiO2 production which provides us with a secure and cost competitive supply of high grade titanium feedstock over the long term.

•	A new Chief Financial Officer, Chief Information Officer, and an Executive Vice President joined us in 2013.

•	Our shareholders were paid dividends of $115 million in 2013.

•	We successfully concluded a $1.5 billion senior secured loan.

•	We reduced planned operating expenses by more than $100 million.

•	We invested in sustainable technologies such as upgraded control systems to drive efficiency gains while reducing our environmental impact.

•	Construction began on the Fairbreeze Mine in South Africa.

Our Compensation Discussion and Analysis is on pages 22 to 48, the Report of the Human Resources and Compensation Committee is on page 33, and our Summary Compensation Table and the other compensation tables and narrative discussion are on pages 34 to 48.

Meeting Agenda Items

Proposal 1—Election of Class A and Class B Directors

Holders of Class A Shares are being asked to elect six directors, and holders of Class B Shares are being asked to elect three directors. Each of our current directors is standing for reelection to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified.

PROXY SUMMARY

SUMMARY INFORMATION ABOUT OUR DIRECTORS

CLASS A DIRECTORS	AGE(1)	DIRECTOR SINCE	CURRENT OCCUPATION	INDEPENDENT	COMMITTEE MEMBERSHIPS
					A	HRC	CG	NSC
Thomas Casey	62	2011	Chairman and CEO, Tronox Limited
Andrew P. Hines	74	2011	CFO, Sonar Entertainment	X	C
Wayne A. Hinman	67	2011	Former Vice President and General Manager, Worldwide Merchant Gases, Air Products & Chemicals, Inc.	X		M	C	C
Peter Johnston	63	2012	Global Head of Nickel Assets, Glencore	X			M	M
Ilan Kaufthal	66	2011	Chairman, East Wind Advisors	X	M	M	M	M
Jeffry N. Quinn	55	2011	Chairman,CEO and President, Quinpario Aquisition Corp.	X		C
CLASS B DIRECTORS
Daniel Blue	61	2012	Senior Commercial Partner, Holding Redlich	X	M	M	M
Wim de Klerk	50	2012	Finance Director, Exxaro Resources
Sipho Nkosi	59	2012	CEO, Exxaro Resources

(1)	As of May 21, 2014

A	Audit Committee	NSC	Nominating Sub Committee
HRC	Human Resources and Compensation Committee	C	Chair
CG	Corporate Governance Committee	M	Member

SUMMARY INFORMATION ABOUT OUR 2013 BOARD AND COMMITTEE MEETINGS

	MEMBERS	INDEPENDENCE	MEETINGS
Full Board	9	67%	8
Audit	3	100%	10
Human Resources and Compensation	4	100%	5
Corporate Governance	4	100%	5
Nominating Subcommittee(1)	3	100%	0

(1)	The Nominating Subcommittee was formed in August 2013 and did not hold a meeting in 2013.

VOTING RECOMMENDATIONS

Proposal 1(a)—Election of Class A Directors

Each Class A Director nominee is elected annually by holders of Class A Shares.

PROPOSAL 1(a) RECOMMENDATION: Our board recommends a vote FOR the election of the Class A Director nominees.

See “Proposal 1—Election of Class A Directors and Class B Directors—Proposal 1(a)” for more information.

Proposal 1(b)—Election of Class B Directors

Each Class B Director nominee is elected annually by the holders of Class B Shares.

We expect the holders of our Class B Shares to reelect each of the Class B Directors at the Annual Meeting.

See “Proposal 1—Election of Class A and Class B Directors—Proposal 1(b)” for more information.

Proposal 2—Appointment of New Auditor

We are asking shareholders to approve the appointment of PricewaterhouseCoopers as independent auditor of the Company subject to the Australian Securities and Investment Commission (“ASIC”) granting its consent to the resignation of the Company’s current auditor, Grant Thornton.

PROXY SUMMARY

PROPOSAL 2 RECOMMENDATION: Our board recommends a vote FOR this proposal.

See “Proposal 2—Appointment of New Auditor” for more information.

Proposal 3—Advisory Approval of Our Executive Compensation (Say on Pay)

We are asking shareholders to approve on an advisory basis our Named Executive Officer compensation. We hold this advisory vote on an annual basis. The next such advisory vote will be at the 2015 annual meeting.

PROPOSAL 3 RECOMMENDATION: Our board recommends a vote FOR this proposal.

See “Proposal 3—Advisory Vote on Executive Compensation (“Say-on-Pay”)” for more information.

TRONOX LIMITED

1 Brodie Hall Drive

Bentley, Western Australia, 6102, Australia

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 21, 2014

GENERAL INFORMATION

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Tronox Limited (the “Board of Directors” or the “Board”) for use at our 2014 Annual Meeting of Shareholders. In this proxy statement, references to “Tronox,” the “Company,” “we,” “us,” or “our” and similar expressions refer to Tronox Limited and “Annual Meeting” refers to the annual general meeting of the shareholders of Tronox Limited, unless the context of a particular reference provides otherwise. In the proxy statement references to “shares” refer to ordinary shares of Tronox Limited, including Class A ordinary shares (“Class A Shares”) and Class B ordinary shares (“Class B Shares”).

2014 Annual Meeting Date and Location

Tronox’s 2014 Annual Meeting will be held at the Stamford Marriot Hotel, 243 Tresser Boulevard, Stamford, Connecticut 06901, USA on Wednesday, May 21, 2014 at 9:00 a.m., U.S. Eastern Daylight Time, or at such other time and place to which the Annual Meeting may be adjourned. For directions to the Annual Meeting, contact the Stamford Marriott Hotel at +1 (203) 357-9555. References in this proxy statement to the Annual Meeting also refer to any adjournments or changes in location of the meeting, to the extent applicable.

Delivery of Proxy Materials

These materials were first sent or made available to shareholders on, or about, April 7, 2014. If you previously chose to receive proxy material by e-mail, we have arranged to have these materials delivered to you in accordance with that election. Shareholders may request to receive proxy materials electronically by e-mail during the voting period. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you, as well as solicitation costs. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

If your ordinary shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the registered shareholder of record, and we are sending this proxy statement and the other proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the meeting. We have enclosed a Proxy Card for you to use.

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. If your shares are held by a broker or by another nominee, you are considered the beneficial owner of these shares even though they are held in “street-name,” and these proxy materials should be forwarded to you by the broker, trustee or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you are invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

GENERAL INFORMATION

Each registered shareholder will receive one copy of each such Notice per account even if at the same address, while most banks and brokers will deliver only one copy of such Notice to consenting “street-name” shareholders (you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces our printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee. Similarly, most “street-name” shareholders who receive multiple copies of the Notice at a single address may request that only a single copy be sent to them in the future by contacting their bank, broker or other nominee. In the alternative, if you hold your shares in “street-name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares.

Please follow the voting instructions provided by the bank or broker. Brokers, banks and other nominees who hold Tronox Limited ordinary shares on behalf of their beneficial owners may not give a proxy to Tronox Limited to vote those shares with respect to any proposals other than approval of appointment of our new auditor without specific voting instructions from such beneficial owners, as none of these other matters to be voted upon at the Annual Meeting are considered routine matters under the New York Stock Exchange (“NYSE”) Rule 452 and brokers, banks and other nominees do not have discretionary voting power for such non-routine matters. Any votes cast by street-name shareholders or brokers, banks or other nominees will be treated as though they were votes cast by the shareholder of record. You may not vote shares held in street-name by returning a proxy card directly to Tronox Limited or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Any votes cast pursuant to a “legal proxy” will be treated as though they were cast by the shareholder of record.

Procedural Matters

Only holders of shares as of 5:00 p.m., U.S. Eastern Daylight Time, on May 19, 2014 will be entitled to attend and to vote at the Annual Meeting. As of March 31, 2014, there were 64,190,320 Class A Shares outstanding and 51,154,280 Class B Shares outstanding. Holders of Class A Shares and Class B Shares can vote on all the proposals except that only holders of Class A Shares can vote on the election of Class A Directors and only holders of Class B Shares (currently, Exxaro Resources Limited) can vote on the election of Class B Directors. Each of our Class A Shares and our Class B Shares entitles its holder to one vote on all matters on which holders of such shares have the right to vote. Shareholders do not have cumulative voting rights.

Voting Procedures

Registered Shareholders: Registered shareholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., U.S. Eastern Daylight Time, on May 20, 2014.

By Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the business reply envelope to Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or Tronox Limited, 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia, Australia, 6102. All mailed votes must be received prior to 11:59 p.m., U.S. Eastern Daylight Time, on May 20, 2014.

By Fax. You may indicate your vote by completing, signing and dating your proxy card and returning it by fax to +1 (203) 705-3703 (USA) or +61 (0) 8 9 365-1390 (Australia). All faxed votes must be received prior to 11:59 p.m., U.S. Eastern Daylight Time, on May 20, 2014.

GENERAL INFORMATION

“Street-name” Shareholders: Shareholders whose shares are held in “street-name” by a broker or other nominee may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

By Methods Listed on Voting Instruction Form. Please refer to your voting instruction form or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy electronically on the Internet or by telephone, following the instructions on the voting instruction form or other information provided by the record holder.

In Person with a Proxy from the Record Holder. A street-name shareholder who wishes to vote in person at the meeting will need to obtain a legal proxy from their bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Tabulation of Votes

Votes cast by proxy or in person at the meeting will be tabulated by a proxy tabulator.

Quorum Requirements and Effect of Abstention and Broker Non-Votes

A shareholder present in person, or by proxy, attorney or representative at the Annual Meeting, who abstains from voting on any or all proposals will be included in the determination of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum, as will broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the proposal is not a routine matter, and the broker has not received voting instructions from the beneficial owner of the shares. All items on this year’s ballot are “non-routine” matters under NYSE rules except approval of the appointment of our new auditor (Proposal 2). Our Constitution requires that a quorum of shareholders—the holders of a majority of outstanding shares—be present or represented by proxy to conduct business at the Annual Meeting. Holders of Class A Shares and Class B Shares are counted together to determine whether a quorum is present.

Although abstentions and broker non-votes count as “shares present” at the meeting for purposes of determining a quorum, they will not be counted as votes in favor of or against the election of the director nominees or other proposals. Accordingly, a depository cannot cast a vote in favor of or against the election of director nominees absent instruction from the underlying beneficial owner.

Revocation of Proxies

Holders of ordinary shares can revoke their proxy at any time before it is voted at the Annual Meeting by either:

•	Submitting another timely, later-dated proxy by mail;

•	Delivering timely written notice of revocation to our Secretary; or,

•	Attending the Annual Meeting and voting in person.

If your ordinary shares are held beneficially in street-name, you may revoke your proxy by following the instructions provided by your broker, trustee, nominee or depositary, as applicable.

GENERAL INFORMATION

Vote Confidentiality

Tronox has a confidential voting policy to protect our shareholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders are kept confidential. Only the proxy tabulator and Inspector of Elections have access to the ballots, proxy forms and voting instructions. The proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law.

Annual Meeting Admission

Attendance at the Annual Meeting is limited to shareholders (or their proxies, attorneys or representatives) and a guest. Admission to the Annual Meeting is on a first-come, first-served basis. Registration begins at 8:00 a.m., U.S. Eastern Daylight Time, on May 21, 2014, and you will be asked to present a valid picture identification and proof of Tronox share ownership as of the record date. If you hold Tronox shares in a brokerage account, you must bring a copy of a brokerage account statement reflecting your share ownership as of the record date. If you plan to attend as the proxy or attorney of a shareholder, the shareholder must provide valid proof of your appointment no later than 11:59 p.m., U.S. Eastern Daylight Time, on May 20, 2014 to our Company’s address set forth on page 1 of the Notice of Annual General Meeting of Shareholders. If you plan to attend as a representative of a body corporate you must bring evidence of appointment to the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the Annual Meeting or any other related areas. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting room, they may not be used at any time.

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

Tronox’s business and affairs are managed under the direction of our Board of Directors, which is currently comprised of nine members. The size of our board shall not be less than three, and for so long as the Class B Voting Interest is at least ten percent, the number of Directors must be nine, three of whom are Class B Directors elected by the holder of our Class B Shares. Under our Constitution, all elected directors will become eligible for reelection at the next Annual Meeting. Only holders of our Class A Shares are entitled to vote on Proposal 1(a). Only holders of our Class B Shares are entitled to vote on Proposal 1(b). Our Constitution requires that directors be elected by a plurality of votes.

Proposal 1(a)

Class A Directors

Nominees for election as Class A Directors this year are Thomas Casey, Andrew P. Hines, Wayne A. Hinman, Peter Johnston, Ilan Kaufthal, and Jeffry N. Quinn. These nominees have been nominated by the Corporate Governance Committee in accordance with our Constitution.

Each of the nominees is to be elected by a plurality of votes of the Class A Shares at the Annual Meeting to hold office until their successors are duly named and qualified at the next Annual Meeting. The accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. All the nominees are current directors. Your Board of Directors recommends a vote FOR these nominees by holders of Class A Shares. Class A Shares represented by proxy will be voted FOR the nominees unless you specify otherwise in your voting instructions.

We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve at the time the election occurs, proxies may be voted for the election of a substitute nominee.

Our Board recommends a vote for the election to the Board of each of the following nominees:

NAME	AGE(1)	POSITION
Thomas Casey	62	Chairman of the Board
Andrew P. Hines	74	Director
Wayne A. Hinman	67	Director
Peter Johnston	63	Director
Ilan Kaufthal	66	Director
Jeffry N. Quinn	55	Director

(1)	As of May 21, 2014

Set forth below is a description of the backgrounds of the nominees for Class A Directors. Unless otherwise indicated below, each of our directors joined the Tronox Limited Board on June 15, 2012 upon completion of merger transactions (the “Transaction”) with Exxaro Resources Limited (“Exxaro”). There are no family relationships among any of our directors.

Thomas Casey

Thomas Casey has served as Chairman of the Board and Chief Executive Officer of Tronox Limited since June 15, 2012 and served as Chairman of Tronox Incorporated since February 2011 and as Chief Executive Officer of Tronox Incorporated since October 2011. Mr. Casey served as Chief Executive Officer of Integra Telecom, Inc. from February 2011 until October 2011 when Mr. Casey assumed the position of Chief Executive Officer of Tronox Incorporated. He has previously served as Chairman of the Board of Integra Telecom between December 2009 and February 2011, Chief Executive Officer and Director of Current Group LLC between September 2006 and February 2011, Chairman of the Board of Pacific Crossing Ltd., as Chief Executive Officer and Chairman of the

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

Board of Choice One Communications, Inc., and as Chief Executive Officer and Director of One Communication Corp and of Global Crossing Ltd. Mr. Casey was a managing director of Merrill Lynch & Co, and was a partner at Skadden, Arps, Slate, Meagher & Flom LLP and at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. He also had various positions in the United States Government, including in the Antitrust Division of the U.S. Department of Justice. Mr. Casey graduated with honors from Boston College and The George Washington University, National Law Center. Mr. Casey brings to the Board significant insight into, and understanding of, complex transactions and business operations, including with respect to the banking, legal, and operational aspects thereof. On April 11, 2005, the U.S. Securities and Exchange Commissions (the “SEC”), Global Crossing, Mr. Casey (who was at the relevant time the Chief Executive Officer of Global Crossing) and other members of Global Crossing’s management reached a settlement related to an SEC investigation regarding alleged violations of the reporting provisions of Section 13(a) of the Securities Exchange Act of 1934 (and regulations thereunder) (the “Exchange Act”), with such parties agreeing not to cause any violations of such reporting provisions. In the settlement, no party admitted liability and no other violations of securities laws were alleged. The Tronox Incorporated Board of Directors was fully aware of the settlement order and its circumstances and, in naming Mr. Casey as Chief Executive Officer, expressed its confidence in his ability to serve as Chief Executive Officer.

Andrew P. Hines

Andrew Hines has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from January 2011. Mr. Hines has been Executive Vice President/Chief Financial Officer of Sonar Entertainment since June 2011. The company develops, produces and distributes original made-for-television movies and mini-series. Prior to that time he was a principal of Hines and Associates, a financial management consulting firm. From September 2009 to June 2010, Mr. Hines served as Executive Vice President/Chief Financial Officer of World Color Press Inc. (formerly, Quebecor World), a company which provided high-value and comprehensive print, digital, and related services to businesses worldwide. From October 2006 to August 2009, Mr. Hines was a principal of Hines and Associates, and from October 2005 to September 2006, he served as Vice President and Chief Financial Officer of GenTek, Inc., a manufacturer of industrial components and performance chemicals. Mr. Hines is also a director of C&D Technologies, Inc. and he is Chairman of that company’s Audit Committee. From November 2003 to 2007, Mr. Hines served as a director and Chairman of the Audit Committee of Superior Essex, Inc. Mr. Hines brings to the board in-depth financial experience and highly valued senior leadership experience including public company director experience. Because of his accounting background and extensive financial experience, Mr. Hines has been named Chairman of the Audit Committee, as well as the “Audit Committee financial expert,” as defined by the applicable rules of the SEC. He is a member of the American Institute and New York Society of Certified Public Accountants.

Wayne A. Hinman

Wayne Hinman has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from February 2011. Mr. Hinman brings to the board a wealth of expertise in the chemicals and energy sectors, core business and leadership skills and public company director experience. He has served in various positions at Air Products & Chemicals, Inc. during his 33 year career, including President of Asia, and most recently V.P. and GM of the worldwide merchant gases business, a $2.5 billion business. He also has served as a director on numerous joint venture boards within the industrial gases business, most recently, as Chairman of Air Products South Africa and a member of the board of INOXAP in India. Mr Hinman also served as a member of the board of directors of American Ref-fuel, Pure Air USA, and Taylor-Wharton International. Mr Hinman served in the United States Air Force achieving the rank of Captain. He received his MBA from Virginia Polytechnic Institute and completed the Harvard AMP program.

Peter Johnston

Peter Johnston has been a director since August 1, 2012. He was appointed Global Head of Nickel Assets for Glencore in May 2013. Prior to his current role he was Managing Director and Chief Executive Officer of Minara Resources Pty Ltd from 2001 to 2013. He is Vice Chairman of the Nickel Institute; past Chairman of the Minerals Council of Australia; past President of the Chamber of Minerals & Energy (WA); and past Vice President of the Australian Mines and Metals Association. Mr. Johnston also is currently a director of Silver Lake Resources Limited (ASK:SLR). He formerly was employed by WMC Ltd between 1993 and 2001, during which he held the position of Executive General Manager with responsibility over nickel and gold operations, Olympic Dam

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

Operations, Queensland Fertilizers Ltd., and human resources. Mr. Johnston brings to the board extensive senior management, operating, and leadership experience through his business career in the mining industry.

Ilan Kaufthal

Ilan Kaufthal has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from February 2011. He is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education and information industries. Mr. Kaufthal is also a director of Quinpario Partners LLC. Earlier in his career, he was Vice Chairman of Investment Banking at Bear Stearns & Co., Vice Chairman and Head of Mergers and Acquisitions at Schroder & Co., and SVP and CFO at NL Industries. Mr. Kaufthal serves on the board of directors of Cambrex, Edmunds.com, and Blyth, Inc. Mr. Kaufthal is a graduate of Columbia University and the New York University Graduate School of Business Administration. Mr. Kaufthal brings to the board his business acumen and financial, investment, core business, and leadership skills.

Jeffry N. Quinn

Jeffry N. Quinn has been a director of Tronox Limited since June 15, 2012 and was a director of Tronox Incorporated from February 2011. Mr. Quinn is Chairman and Chief Executive Officer of The Quinn Group LLC, a diversified holding company with investments in the industrial, active lifestyle, and entertainment sectors and Quinpario Partners LLC, an investment and operating firm in the performance materials and specialty chemical sectors. Since May of 2013, Mr. Quinn serves as President, Chief Executive Officer and Chairman of Quinpario Acquisition Corp., a special purpose acquisition company. Mr. Quinn is former Chairman, CEO and President of Solutia Inc., a NYSE-listed global performance materials and specialty chemical company. Joining Solutia in 2001 as Senior Vice President, General Counsel and Secretary, he became CEO and President of the company in 2004 and Chairman in 2006. He served in those capacities until Solutia was sold to Eastman Chemical Company in July 2012. Previously, Mr. Quinn was an executive officer of Premcor Inc., at that time one of the nation’s largest independent oil refiners, and Arch Coal, Inc., the nation’s second-largest coal producer. Mr. Quinn currently serves as a member of the board of directors of W.R. Grace & Co. (NYSE:GRA), a leading global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials and Ferro Corporation (NYSE:FOE), a global supplier of technology-based performance materials and chemicals for manufacturers. Mr. Quinn was previously a director of Tecumseh Products Co. and MEMC Electronic Materials, Inc. Mr. Quinn received a bachelor’s degree in Mining Engineering and a Juris Doctorate degree from the University of Kentucky. Mr. Quinn brings to the board his core business and leadership skills, his global chemical company experience, and his experience leading a highly regulated, global business in rapidly changing markets, as well as his public company director experience.

Proposal 1(b)

Class B Directors

The following directors serve as Class B Directors, elected by holders of our Class B Shares. Each of Daniel Blue, Wim de Klerk and Sipho Nkosi has been nominated for reelection as a Class B Director in accordance with our Constitution. We expect the holders of our Class B Shares to reelect each of the Class B Directors at the Annual Meeting.

NAME	AGE(1)	POSITION
Daniel Blue	61	Director
Wim de Klerk	50	Director
Sipho Nkosi	59	Director

(1)	As of May 21, 2014

Daniel Blue

Daniel Blue has been a director of Tronox since June 2012. Mr. Blue is a senior commercial partner at Australian law firm Holding Redlich. He is the corporate and commercial group leader in the firm’s Melbourne office and head

PROPOSAL 1—ELECTION OF CLASS A DIRECTORS AND CLASS B DIRECTORS

of its national energy and resources practice. Mr. Blue has worked around the globe including in Australia, South Africa and Asia. He currently serves on the board of directors of Business for Millennium Development Ltd. He previously served as a director of Lynas Gold N.L. and Acclaim Exploration N.L. Mr. Blue also served as the Chairman of the Acclaim board of directors. Mr. Blue holds bachelor’s degrees in law and economics and a master’s degree in business administration from the University of Western Australia. Mr. Blue brings to the board more than 25 years of experience as an advisor, business strategist and negotiator for major mergers and acquisitions and other complex corporate and commercial matters.

Wim de Klerk

Wim de Klerk has been a director of Tronox since June 2012. He is the Finance Director of Exxaro Resources and serves on Exxaro’s board of directors. Mr. de Klerk joined Iscor Ltd., a predecessor company of Exxaro in 1996, where he served on the executive management team. In that capacity, he was responsible for strategy and continuous improvement, divesting non-core assets, and managing the Grootegeluk coal mine. In 2001, Kumba Resources was formed, a spinoff of the previous mining division of Iscor. At Kumba Mr. de Klerk was responsible for managing the mineral sands commodity business. In 2006, Mr. de Klerk was named the Finance Director of Exxaro Resources, which was established when the company was spun off from Kumba. Mr. de Klerk is a chartered accountant and member of South African Institute for Chartered Accountants. He holds a Bachelor of Commerce degree from the University of Pretoria. Mr. de Klerk brings to the board his in-depth experience in the financial and mining industry, as well as his experience developing business strategies.

Sipho Nkosi

Sipho Nkosi has been a director of Tronox since June 2012. Mr. Nkosi is the Chief Executive Officer of Exxaro Resources and serves on Exxaro’s board of directors. He began his career as a market analyst with Ford Motor Company South Africa in 1980 after which he was appointed as marketing coordinator at Anglo American Coal in 1986. He joined Southern Life Association as senior manager, strategic planning in 1992 and the following year accepted the position of marketing manager, new business development at Trans-Natal Coal Corporation, which later became Ingwe Coal Corporation. Mr. Nkosi joined Asea Brown Boveri (South Africa) Ltd. in 1997 as Vice President Marketing and ABB Power Generation in 1998 as Managing Director. He was the founder and chief executive officer of Eyesizwe Holdings and following its merger with Kumba’s non-iron ore resources was appointed Chief Executive Officer of Exxaro Resources Limited in 2007. Mr. Nkosi holds a Bachelor of Commerce degree from the University of Zululand, an Honors degree in Commerce (Economics) from the University of South Africa and a Master of Business Administration from the University of Massachusetts in the United States. Mr. Nkosi brings to the board his experiences and skills in growing leading businesses, innovation and strategy, and leadership development.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The listing standards of the New York Stock Exchange, as well as our Corporate Governance Guidelines, require that a majority of our Board of Directors be comprised of independent directors. For a director to be considered independent under these standards:

•	The director must meet the bright–line independence tests under the listing standards of the NYSE; and

•	The board must affirmatively determine that the director otherwise has no material relationship with us, directly or as a partner, shareholder or officer of an organization that has a relationship with us.

The board has adopted additional categorical standards which provide that certain relationships will not be considered material relationships that would impact a director’s independence. These categorical standards are part of our Corporate Governance Guidelines and can be accessed under the “Investor Relations” and “Corporate Governance” sections of our website at www.tronox.com.

Based on these standards, our board has affirmatively determined that all of the current directors, except for Mr. Casey, Mr. de Klerk and Mr. Nkosi, are independent. The board based these determinations primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted the Tronox Code of Business Conduct and Ethics that applies to all of the Company’s employees, including our principal executive officer, principal financial officer and principal accounting officer, and our Board of Directors. The Code of Business Conduct and Ethics is available on the Company’s website at www.tronox.com. If the Company makes any substantive amendments to the Business Code of Conduct and Ethics or grants any waiver from a provision of the Business Code of Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on our website.

BOARD MEETINGS AND COMMITTEES

During the last full fiscal year, the Board of Directors held a total of eight meetings. All directors (except Messrs. De Klerk and Nkosi) attended at least 75 % of the aggregate of the meetings of the Board of Directors and the committees of the Board of Directors on which they served that were held during the aforementioned period. Messrs. De Klerk and Nkosi, who are Class B Directors, each attended 63% of the aggregate of the meetings of the Board of Directors. The Company encourages all incumbent directors and nominees for director to attend the Annual Meeting. All Directors attended the 2013 Annual Meeting.

The Board of Directors has established three committees: a corporate governance committee, a human resources and compensation committee and an audit committee. In addition, the Company has a nominating committee which is a subcommittee of the corporate governance committee. Each such committee is governed by a written charter, and a current copy of each such charter is available to our shareholders at www.tronox.com. During the fiscal year ended December 31, 2013, there have been 10 meetings held by the audit committee, five meetings held by the human resources and compensation committee and five meetings held by the corporate governance committee. The nominating subcommittee was formed in August 2013 and did not hold a meeting in 2013. The table below provides current membership and fiscal year 2013 meeting information for each of the board committees.

NAME	AUDIT	HUMAN RESOURCES AND COMPENSATION	CORPORATE GOVERNANCE	NOMINATING SUB COMMITTEE
Thomas Casey*
Daniel Blue	—	—	—
Andrew P. Hines	Δ
Wayne A. Hinman		—	Δ	Δ
Peter Johnston			—	—
Ilan Kaufthal	—	—	—	—
Jeffry N. Quinn		Δ

*     Chairman of the Board

Δ     Chair

—     Member

Corporate Governance Committee and Nominating Subcommittee

The corporate governance committee assists the Board of Directors with respect to: (a) the organization and membership and function of the Board of Directors, (b) corporate governance principles applicable to the Company and (c) the Company’s policies and programs that relate to matters of corporate responsibility. The committee reviews and makes recommendations to the Board of Directors regarding the composition of the Board of Directors, structure, format and frequency of the meetings. The corporate governance committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. The nominating subcommittee is comprised of Class A Directors, and is responsible for the nomination of Class A Directors to the Board.

Audit Committee

The primary responsibilities of the audit committee are to oversee the accounting and financial reporting processes of the Company as well as our affiliated and subsidiary companies, and to oversee the internal and external audit processes. The audit committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which is provided to shareholders and others, and the system of internal controls which management and the Board of Directors have established. The audit committee oversees the independent registered public auditors, including their independence and objectivity. However, the committee

BOARD MEETINGS AND COMMITTEES

members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and our independent registered public auditors. The audit committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the audit committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. The Company maintains an internal audit function to provide management and the audit committee with ongoing assessments of the Company’s risk management processes and system of internal control.

The audit committee is comprised of three members, each of whom was elected by the Board of Directors. Andrew Hines, because of his accounting background and extensive financial experience, meets the NYSE listing standard of having accounting or related financial management expertise and the SEC’s definition of an “audit committee financial expert.” Each of the other members of our audit committee has financial management experience or is financially literate. Each committee member meets the additional independence requirements for members of an audit committee in the NYSE Corporate Governance Rules.

Human Resources and Compensation Committee

The human resources and compensation committee administers our executive compensation program and assists our Board of Directors in fulfilling its oversight responsibilities with respect to the compensation we pay to our executive officers and our non-employee directors. Among its other duties, the human resources and compensation committee:

•	Evaluates and determines the salary, incentives and benefits making up the total compensation of our Chief Executive Officer and other executive officers;

•	Reviews and monitors management succession planning and development, including promotability of all officers;

•

Defines the terms and conditions, including performance metrics, for the stock options, restricted shares/units and other long-term equity awards for our executive officers and approves all grants made to the executive officers;

•	Reviews and approves the annual corporate goals and objectives of our Chief Executive Officer; and,

•	Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.

Each member of the human resources and compensation committee is independent as defined by SEC rules and NYSE listing standards and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

Human Resources and Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2013, none of our human resources and compensation committee members (i) has ever been an officer or employee of our Company, or (ii) is or was a participant in a “related person” transaction in fiscal year 2013. During the fiscal year ended December 31, 2013, no executive officer of our Company served on the compensation committee (or its equivalent) or board of directors of any company that has an executive officer that serves on our Board of Directors or our human resources and compensation committee.

BOARD MEETINGS AND COMMITTEES

Board Leadership Structure

Chairman of the Board of Directors

The Chairman of the Board of Directors position is currently held by our Chief Executive Officer, Thomas Casey. Given the geographic range of our operations and the structure of our ownership, the Board believes this is a position that demands an individual with strong leadership skills and a comprehensive knowledge of our Company. Our Board of Directors believes it should appoint the best person for the job in this position, regardless of whether that person is someone who is currently serving, or has previously served, as one of our executive officers, and the Board believes Mr. Casey possesses the necessary attributes to best serve in this position. Our Board of Directors recognizes that, given the dynamic environment in which we operate, the right Board of Director leadership structure may vary as circumstances warrant.

The Board of Directors of the Company’s predecessor considered its leadership structure in October 2011 in connection with the resignation of our former Chief Executive Officer and again in June 2012 in connection with our merger with Exxaro’s mineral sands business, and determined that in order to fully implement the integration of our mineral sands and pigment businesses and the equity ownership that resulted therefrom, combining the roles of Chairman and Chief Executive Officer was optimal. Although Mr. Casey is not considered an independent director, this leadership structure is optimal for us because it provides us with consistency and continuity at the senior board leadership level.

Our Board of Directors believes that our current leadership structure, when combined with the functioning of the independent director component of our Board of Directors and our overall corporate governance structure, creates an appropriate balance between strong and consistent leadership and independent oversight of our business.

Directors meet in executive session at each Board of Directors meeting, held in person. At these executive sessions the directors review among other things the performance of the Company’s management. In the fiscal year 2013, the directors met in executive session five times.

The Board’s Role in Risk Oversight

Our Board of Directors administers its risk oversight function directly and through its various committees. Our Board of Directors’ role in our Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, competitive, management retention and legal risks. Our Board of Directors routinely discusses with senior management our major risk exposures, their potential financial impact on our Company, and the steps (both short-term and long-term) we take to manage them. While our Board of Directors is ultimately responsible for risk oversight at our Company, our Board of Directors’ committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management and their adequacy and effectiveness. Our audit committee routinely discusses with senior management and our independent registered public accounting firm any financial risk exposures, including risks related to financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies and credit and liquidity matters, steps taken to manage those exposures and our Company’s risk tolerance in relation to our overall strategy. Our human resources and compensation committee also assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. In addition, our corporate governance committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk assessment and management in a general manner and specifically the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

BOARD MEETINGS AND COMMITTEES

Indemnification of Officers and Directors

Except as set forth below, there is no provision in any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he/she may incur in his/her capacity as such.

Subject to, and so far as permitted by the Australian Corporations Act, the Constitution (i) requires Tronox Limited to indemnify every officer of Tronox Limited and its related bodies corporate against a liability incurred as such an officer to any person (other than to Tronox Limited or a related entity of Tronox Limited), unless the liability arises out of conduct involving a lack of good faith, and (ii) permits Tronox Limited to make a payment in respect of legal costs incurred by an officer or employee in defending an action for a liability incurred as such an officer or employee or in resisting or responding to actions taken by a government agency or a liquidator.

Tronox Limited has entered into or will enter into Deeds of Indemnity, Access and Insurance (“Deeds of Indemnity”) with each of its directors to, among other things, give effect to these rights.

Directors and officers of the Company are covered by an insurance policy. Tronox Limited will insure against amounts that it may be liable to pay to directors, secretaries, officers or certain employees pursuant to the Constitution, the Deeds of Indemnity or that Tronox Limited otherwise agrees to pay by way of indemnity. Tronox Limited will pay premiums for this “Directors and Officers” insurance (“D&O Insurance”). The insurance policy also will insure directors, secretaries, officers and some employees against certain liabilities (including legal costs) they may incur as officers or employees of Tronox Limited. The Deeds of Indemnity will provide that, subject to the Australian Corporations Act, during the director’s term of office as an officer of Tronox Limited (or as an officer or trustee of a corporation or trust of which the director is appointed or nominated an officer or trustee by Tronox Limited or a wholly owned subsidiary of Tronox Limited) and for seven years after the director ceases to hold such office, Tronox Limited must use its best efforts to effect and maintain D&O Insurance covering the director.

There are certain provisions of the Australian Corporations Act that restrict Tronox Limited from indemnifying officers in certain circumstances. These provisions are described below.

Australian Law

Australian Corporations Act

Section 199A(1) of the Australian Corporations Act provides that a company or a related body corporate must not exempt a person from a liability to the company incurred as an officer of the company.

Section 199A(2) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person against any of the following liabilities incurred as an officer of the company:

•	A liability owed to the company or a related body corporate;

•	A liability for a pecuniary penalty order or compensation order under specified provisions of the Australian Corporations Act; or,

•	A liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

Section 199A(2) does not apply to a liability for legal costs.

Section 199A(3) of the Australian Corporations Act provides that a company or a related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability incurred as an officer of the company if the costs are incurred:

•	In defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under Section 199A(2); or,

•	In defending or resisting criminal proceedings in which the person is found guilty; or,

BOARD MEETINGS AND COMMITTEES

•	In defending or resisting proceedings brought by the Australian Securities and Investments Commission (ASIC) or a liquidator for a court order if the grounds for making the order are found by the court to have been established (this does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or,

•	In connection with proceedings for relief to the person under the Australian Corporations Act in which the court denies the relief.

Section 199B of the Australian Corporations Act provides that a company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company against a liability (other than one for legal costs) arising out of:

•	Conduct involving a willful breach of duty in relation to the company; or,

•	A contravention of the officer’s duties under the Australian Corporations Act not to improperly use their position or make improper use of information obtained as an officer.

For the purpose of Sections 199A and 199B, an “officer” of a company includes:

•	A director or secretary;

•	A person who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the company;

•	A person who has the capacity to significantly affect the company’s financial standing; and,

•	A person in accordance with whose instructions or wishes the directors of the company are accustomed to act.

Insurance

The directors and officers of Tronox Limited are insured against certain liabilities, including certain insured liabilities under United States securities laws, which they may incur in their capacity as such under a liability insurance policy carried by Tronox Limited.

SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be delivered to the Company’s Secretary at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA with a request to forward the same to the intended recipient. In general, all shareholder communications delivered to the Company’s Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the shareholder’s instructions. However, the Company’s Secretary reserves the right not to forward to members any abusive, threatening or otherwise inappropriate materials.

EXECUTIVE OFFICERS

The following sets forth certain information about our executive officers.

NAME	AGE(1)	POSITION
Thomas Casey	62	Chairman of the Board and Chief Executive Officer
Jean-François Turgeon	48	Executive Vice President
Katherine C. Harper	51	Senior Vice President, Chief Financial Officer
Pravindran Trevor Arran	46	Senior Vice President and President, Mineral Sands Operations
Richard L. Muglia	63	Senior Vice President, General Counsel and Secretary
John D. Romano	49	Senior Vice President and President, Pigment and Electrolytic Operations
Willem Van Niekerk	54	Senior Vice President, Strategic Planning and Business Development
Kevin V. Mahoney	59	Vice President and Controller

(1)	As of May 21, 2014

Executive Officers

Set forth below is a description of the backgrounds of our executive officers. Each of our officers except Mr. Turgeon, Ms. Harper, Mr. Muglia and Mr. Mahoney joined Tronox Limited on June 15, 2012 upon completion of the Transaction. Mr. Mahoney joined the Company on November 12, 2012. Mr. Muglia joined the Company as Deputy General Counsel on February 4, 2013. Ms. Harper joined the Company on September 16, 2013 and Mr. Turgeon joined the Company as of January 1, 2014. There are no family relationships among any of our executive officers.

Thomas Casey

Chairman of the Board and Chief Executive Officer

Mr. Casey’s biographical information is set forth under the caption “—Election of Class A Directors and Class B Directors,” above.

Jean-François Turgeon

Executive Vice President

Mr. Turgeon has been our Executive Vice President with responsibility for global production and marketing since January 2014. Prior to joining Tronox, Mr. Turgeon worked for Rio Tinto Group for 24 years, serving most recently as the managing director of its titanium dioxide business. He is also the former chairman of Richards Bay Mineral in South Africa and Rio Tinto, Fer et Titane, in Canada. Mr. Turgeon holds a Bachelor’s degree in chemical engineering from Université Laval and a Master’s degree in hydrometallurgy from McGill University.

Katherine C. Harper

Senior Vice President, Chief Financial Officer

Ms. Harper joined Tronox on September 16, 2013. Prior to joining Tronox, Ms. Harper served as the chief financial and business development officer of Rio Tinto’s diamonds and minerals group. She previously held finance and business transformation roles in Rio Tinto’s mining and alternative energy units. Earlier in her career she worked for 12 years in senior finance posts with the Gulbrandsen Group, a privately held chemical manufacturing company, and the General Chemical Corporation. She began her career as a financial analyst within the power systems group of the Westinghouse Electric Corporation. Ms. Harper holds Bachelor of Science and Master of Industrial Administration degrees from Carnegie Mellon University.

Pravindran Trevor Arran

Senior Vice President and President, Mineral Sands Operations

Mr. Arran has served as our Senior Vice President and President, Mineral Sands Operations since June 15, 2012. Prior to joining Tronox Limited upon completion of the Exxaro transaction he served as the Executive General Manager of Exxaro’s mineral sands and base metals business since April 2009. Prior to that he served as the Executive General Manager of Corporate Affairs and Strategy for Exxaro from November 2006 until March 2009. Mr. Arran has broad experience in the mining industry, supplemented by financial experience gained in equity

EXECUTIVE OFFICERS

markets, investment banking and new business. He holds a Bachelor of Science degree in Geology from the University of Durban—Westville and a Bachelor of Science degree with honors in Economic Geology from the University of Natal. Mr. Arran also completed the Advanced Management Programme at the University of Pretoria’s Gordon Institute of Business Science and the Business and Environment Programme at the University of Cambridge.

Richard L. Muglia

Senior Vice President, General Counsel and Secretary

Mr. Muglia has been our Senior Vice President, General Counsel and Secretary since March 1, 2014 and our Deputy General Counsel since February 2013. Prior to that he was a partner at Skadden, Arps, Slate, Meagher, and Flom LLP, the international law firm, since 1994 and has more than 30 years of legal experience. Mr. Muglia is a graduate of Williams College and holds a Master of Public Health degree from Yale University. He received his law degree from Columbia University.

John D. Romano

Senior Vice President and President, Pigment and Electrolytic Operations

Mr. Romano has been our Senior Vice President and President, Pigment and Electrolytic Operations, since June 15, 2012 and the Executive Vice President of Tronox Incorporated since January 1, 2011 and Vice President, Sales and Marketing of Tronox Incorporated since January 2008. Mr. Romano was an executive officer of Tronox Incorporated during its bankruptcy proceedings, from which it emerged in 2011. Before that he served as Vice President, Sales for Tronox Incorporated from 2005 to January 2008; Vice President, Global Pigment Sales for Tronox LLC from January 2005 to November 2005; Vice President, Global Pigment Marketing for Tronox LLC from 2002 to 2005 and Regional Marketing Manager for Tronox LLC from 1998 to 2002. Mr. Romano holds a Bachelor’s degree in Accounting from Oklahoma State University.

Willem Van Niekerk

Senior Vice President, Strategic Planning and Business Development

Dr. Van Niekerk has served as our Senior Vice President, Strategic Planning and Business Development since June 15, 2012. Prior to joining Tronox Limited upon completion of the Exxaro transaction, he served as the Executive General Manager of Corporate Services for Exxaro, which includes the mineral sands business, since May 2009, where he was responsible for Exxaro’s technology, research and development, information management and supply chain management departments. Prior to that, he served as Manager of Growth for Exxaro’s mineral sands and base metals business and as General Manager for Marketing and Business Development for Exxaro’s mineral sands and base metals business. Dr. Van Niekerk co-managed the Tiwest Joint Venture from 2006 to 2008. He oversaw the design and development of the titanium smelting technology for the slag furnaces at KZN Sands. Dr. Van Niekerk has a PhD in pyrometallurgy from the University of Pretoria.

Kevin V. Mahoney

Vice President and Controller

Mr. Mahoney has served as our Vice President and Controller since November 12, 2012. He has responsibility over financial reporting and plays a leading role in the analysis and presentation of key financial data. Prior to joining Tronox, Mr. Mahoney was Senior Vice President and Corporate Controller for specialty chemicals producer Chemtura Corporation. Prior to joining Chemtura Corporation in October 2006, he served for 18 years with American Express Company, where his most recent position was Senior Vice President, Corporate Reporting, responsible for financial reporting globally. He joined American Express in 1988 as Vice President of Financial Reporting and Analysis for travel-related services, was appointed Senior Vice President of Global Business Management and Analysis in 1995 and Controller, Western Hemisphere, in 2000. He previously was a senior manager with KPMG LLP. Mr. Mahoney holds a Bachelor of Science degree in accounting from St. Peter’s College in New Jersey and an M.B.A. in financial management from Pace University in New York.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information regarding the beneficial ownership of shares of Tronox Limited as of March 31, 2014 by:

•	Each current director of Tronox Limited;

•	The current Chief Executive Officer and each named executive officer;

•	All persons currently serving as directors and executive officers of Tronox Limited, as a group; and,

•	Each person known to us to own beneficially 5.0% or more of any class of Tronox Limited’s outstanding shares.

Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules and regulations. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Tronox Limited shown as beneficially owned by them. The table is based on 64,190,320 Class A Shares and 51,154,280 Class B Shares issued as of March 31, 2014. All information concerning security ownership of certain beneficial owners is based upon filings made by such persons with the SEC or upon information provided by such persons to us. Unless otherwise noted below, the address for each beneficial owner listed in the table below is: c/o Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ORDINARY SHARES BENEFICIALLY OWNED	% OF CLASS OWNED	% OF TOTAL OWNED
Class B Shares
Exxaro Resources Limited Roger Dyason Road Pretoria West 0182 South Africa	51,154,280	100.0%	44.4%
Class A Shares
5% Owners
Gates Capital Management Inc.(1)	5,760,955	8.9%	4.9%
Fine Capital Partners L.P.(2)	3,331,300	5.1%	2.8%
The Vanguard Group(3)	3,337,731	5.1%	2.9%
Pacific Investment Management Company LLC(4)	3,232,282	5.0%	2.8%
Balyasny Asset Management L.P.(5)	3,143,001	5.0%	2.7%
Named Executive Officers and Directors(6)
Thomas Casey	997,216	1.5%	*
Pravindran Trevor Arran	106,622	*	*
Daniel Blue	19,770	*	*
Katherine C. Harper	34,777	*	*
Andrew P. Hines	63,985	*	*
Wayne A. Hinman	52,385	*	*
Peter Johnston	19,770	*	*
Ilan Kaufthal	67,385	*	*

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF ORDINARY SHARES BENEFICIALLY OWNED	% OF CLASS OWNED	% OF TOTAL OWNED
Wim de Klerk	24,770	*	*
Willem Van Niekerk	112,978	*	*
Sipho Nkosi	19,770	*	*
Jeffry N. Quinn	52,385	*	*
John D. Romano	210,611	*	*
All Executive Officers and Directors as a group (17 persons)	1,850,961	2.9%	1.6%

* Less than 1.0%

(1)	Information regarding Gates Capital Management Inc. is based solely on the Amendment to the 13G filed with the SEC on February 14, 2014 for the calendar year ended December 31, 2013. Gates Capital Management has the sole voting power to vote 5,760,955 of the Class A Shares and the shared power to dispose or to direct the disposition of 5,760,955 of the Class A Shares. The address for Gates Capital Management, Inc. is 1177 Avenue of the Americas, 32nd Floor, New York, NY 10036.

(2)	Information regarding Fine Capital Partners L.P. is based solely on the 13G filed with the SEC on February 14, 2014 for the calendar year ended December 31, 2013. Fine Capital Partners L.P. has the shared power to vote or direct to vote 3,331,300 of the Class A Shares and the shared power to dispose or to direct the disposition of 3,331,300 of the Class A Shares. The address of Fine Capital Partners L.P. is 590 Madison Avenue, 27th Floor, New York, New York 10022.

(3)	Information regarding the Vanguard Group is based solely on the Amendment to the 13G filed with the SEC on February 12, 2014 for the calendar year ended on December 31, 2013. The Vanguard Group has the sole power to vote or direct to vote 32,900 of the Class A Shares, the sole power to dispose of or to direct the disposition of 3,308,331 Class A Shares and the shared power to dispose or to direct the disposition of 29,400 Class A Shares. The address of the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(4)	Information regarding Pacific Investment Management Company is based solely on the 13G filed with the SEC on February 12, 2014 for the calendar year ended on December 31, 2013. Pacific Investment Management Company has the sole power to vote or direct to vote 2,607,671 of the Class A Shares, the shared power to vote 624,611 of the Class A Shares, the sole power to dispose of or to direct the disposition of 3,232,282 Class A Shares. The address of the Pacific Investment Management Company is 840 Newport Center Drive, Suite 100, Newport Beach, CA 92660.

(5)	Information regarding Balyasny Asset Management L.P. is based solely on the 13G filed with the SEC on February 14, 2014 for the calendar year ended December 31, 2013. Balyasny Asset Management L.P. has the has the sole power to vote or direct to vote 3,143,001 of the Class A Shares and the sole power to dispose of or to direct the disposition of 3,143,001 of the Class A Shares. The address of Balysny Asset Management L.P. is 181 West Madison, Suite 3600, Chicago, IL 60602.

(6)	Shares listed for each Executive Officer and Director also include all shares that may be acquired under stock options that are currently exercisable or will become exercisable within 60 days as follows: Thomas Casey, 66,666; Pravindran Trevor Arran, 38,134; Willem Van Niekerk, 38,134; and John D. Romano, 38,134.

EXECUTIVE COMPENSATION

For the purposes of this Executive Compensation discussion, unless otherwise stated or the context otherwise requires, references to “the Company,” “we,” “us,” “our” and “Tronox” refer to Tronox Limited and its subsidiaries collectively.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation paid to each of Tronox Limited’s named executive officers (“NEOs”) identified in the Summary Compensation Table. This discussion should be read in conjunction with the executive compensation tables beginning with the Summary Compensation Table for Year-Ended December 31, 2013.

Executive Compensation Highlights

•

86% of our CEO’s actual direct compensation (base + actual annual incentive + actual long-term incentive grant) is either performance-based or linked to the performance of our stock price. The only guaranteed component is the base salary.

•	We require our executive officers to reach competitive stock ownership requirements within a five-year period.

•

We introduced a recoupment or “clawback” policy for our senior executives allowing the Company to recoup their cash-based annual and share-based long-term incentives in the event that any financial results are subsequently restated.

•	We passed our first say-on-pay vote in 2013 with 99.1% positive votes.

2013 Performance Highlights

•	We had total net sales of $1.922 billion, an increase of 5% over last year.

•	We continued our vertical integration of our titanium feedstock and TiO2 production which provides us with a secure and cost competitive supply of high grade titanium feedstock over the long term.

•	A new Chief Financial Officer, Chief Information Officer and an Executive Vice President joined us in 2013.

•	Our shareholders were paid dividends of $115 million in 2013.

•	We successfully concluded a $1.5 billion senior secured loan.

•	We reduced planned operating expenses by more than $100 million.

•	We invested in sustainable technologies such as upgraded control systems to drive efficiency gains while reducing our environmental impact.

•	Construction began on the Fairbreeze Mine in South Africa.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain and motivate talented executives, and to align the objectives of our executives with our shareholders’ expectations of increased value. In support of these objectives, our executive compensation program is intended to:

•	Provide competitive levels of total compensation for our executives;

•	Reward the achievement of specific annual, long-term and strategic company goals and specific individual goals set for each executive;

EXECUTIVE COMPENSATION

•	Align our executive’s interests with those of our shareholders through equity-based awards and by rewarding performance based upon established goals, with the ultimate objective of improving shareholder value; and,

•	Motivate our executives and other employees to achieve superior results.

Setting Executive Compensation

Elements of Compensation

The human resources and compensation committee (“HRCC”) determines all components of executive compensation and will consider the following elements to promote our pay-for-performance philosophy and compensation goals and objectives:

•	Base salary;

•	Annual cash incentive awards linked to both overall and individual performance;

•	Grants of long-term equity-based compensation, such as restricted shares and stock options;

•	Termination and change of control provisions; and,

•	Benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive with a measure of financial security, while motivating him or her to focus on business metrics that will produce a high level of short-term and long-term performance for Tronox that will create value for shareholders. Our compensation mix, which includes short- and long-term incentives as well as time and performance vesting features, is competitive and reduces the risk of recruitment of our top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term and long-term financial and stock performance. All incentives are aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market. For purposes of compensation competitiveness, the competitive market consists of our current peer group as described under “Other Compensation Practices—Market Competitiveness.”

Role of the Human Resources and Compensation Committee

The HRCC administers our executive compensation program and assists our Board of Directors in fulfilling its oversight responsibilities with respect to the compensation of executive officers and our non-employee directors. Among its other duties, the HRCC:

•	Evaluates and determines the salary, incentives, and benefits making up the total compensation of our Chief Executive Officer and other executive officers;

•	Reviews and monitors management succession planning and development, including promotability of all officers;

•	Defines the terms and conditions, including performance metrics, for the stock options, restricted shares/units, and other long-term equity awards for our executive officers and reviews and approves all grants made to the executive officers;

•	Reviews and approves the annual corporate goals and objectives of our Chief Executive Officer; and,

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•	Considers industry conditions, relevant market conditions and our prospects and achievements when making recommendations with respect to compensation matters.

The HRCC has targeted compensation at the median of benchmark statistics provided by our independent compensation consultant (described below) for each element of total compensation (base, annual incentive and long-term incentives). The actual pay level for each executive officer may vary from these targeted levels based on experience, the scope and complexity of his or her role, job performance and company performance. The compensation of our Chief Executive Officer may also be reviewed by the non-employee, independent members of the Board of Directors. When making recommendations with respect to our executive officers other than our Chief Executive Officer, the HRCC considers the recommendations made by the Chief Executive Officer and his evaluation of the other executive officers’ performance.

Elements considered by the HRCC and our Chief Executive Officer when reviewing our performance include: stock price, our performance as measured against the performance goals established for the previous year, non-controllable events that may impact our performance, attainment of significant non-financial milestones and any other factors or goals it determines to be relevant to measuring our performance. The individual performance of our executive officers is measured against individual performance goals that were set for each executive officer by our CEO.

The HRCC has analyzed and continues to monitor whether our compensation practices with respect to executive officers or any of our employees create incentives for risk-taking that could harm Tronox or its business. Our compensation programs and policies mitigate risk and guard against undue risk-taking through careful balancing of short-term and long-term incentive compensation opportunities and by employing different and diverse performance measures in each compensation plan. The combination of performance measures for annual bonuses and the equity compensation programs as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to company performance. The HRCC has determined that none of our compensation practices creates a risk that is reasonably likely to have a material adverse effect on the Company.

Role of the Compensation Consultant

The HRCC has engaged Lyons, Benenson & Company Inc. (“LBC”) as its compensation consultant, to provide information to the HRCC to assist it in making determinations regarding our compensation programs for executives and non-employee directors. Our compensation consultant provides the HRCC with among other things, a competitive pay analysis comparing the compensation of our executive officers against benchmark compensation statistics, program design advice and an independent review of compensation proposals developed by management. In carrying out its assignments, LBC may also interact with management when necessary and appropriate. LBC may, in its discretion, meet with management regarding its consulting work prior to presentation to the HRCC in order to confirm alignment with our business strategy, and identify data questions or other similar issues, if any. A representative from LBC attended all HRCC meetings in 2013 and performed no other services for the Company or its management other than that described above. The HRCC has the sole authority to hire and terminate its consultant, approve its compensation, determine the nature and scope of its services, and evaluate its performance.

Role of our CEO and Management in Determining Performance

At the beginning of the year, the CEO recommends to the HRCC the objectives he believes should be achieved for the Company to be successful, based upon the approval of the Company’s annual budget. These objectives are used to measure the CEO’s performance during the year and include both financial and strategic measures. These goals are then approved by the HRCC at a meeting early in the year. In addition, some of these objectives are used by the HRCC in setting the metrics for the annual incentive plan. At an HRCC meeting early in the year, the CEO also recommends target compensation levels for annual and long-term awards for the executive officers other than himself.

At the end of the performance year, the CEO completes a self-evaluation of his own performance and reviews his evaluation with the HRCC. The full board also provides input on the CEO’s performance and submits this to the chairperson of the HRCC for consolidation. The HRCC consolidates all input and the Chairman of the HRCC and

EXECUTIVE COMPENSATION

the Chairman of the Corporate Governance Committee discuss the Board’s assessment of the CEO’s performance. The HRCC also determines the incentive amount, long-term incentive award, and any base salary change for the CEO.

In addition, each executive officer completes a self-evaluation for his or her own performance and reviews his evaluation with the CEO. The CEO then summarizes these results and brings them to the HRCC along with his initial recommendation for each executive’s base salary increase, annual incentive award, and long-term incentive award. The CEO also receives market data and input from the Chief Human Resources Officer (“CHRO”). The HRCC will then determine the amounts for any base salary increase and annual and long-term incentive awards for each executive officer.

EXECUTIVE COMPENSATION

Components of Executive Compensation

The principal components of our executive compensation program and the purpose of each component are presented in the following table. As described above, we target the median of each element of direct compensation as compared to market data in the Towers Watson executive compensation survey as well as compared to our peer group as provided by LBC (as described under “Other Compensation Practices—Market Competitiveness”). We also provide additional benefits and perquisites to be competitive with local practices and with our peer group.

Component	Key Characteristics	Purpose	Principal 2013 Actions
Base Salary	• Fixed compensation. • Reviewed annually and adjusted if needed based on performance and market comparison.	• Intended to compensate executive officers for the responsibility of the position held.	• Annual merit increases of approximately 3% given to certain executive officers.
Annual Incentive Awards	• Variable compensation targeted as a percentage of base salary. • Performance-based measured on corporate and business unit performance and levels of individual contributions.	• Intended to motivate and reward executive officers for achieving short-term business objectives that drive overall performance.	• 2013 payments for the NEOs ranged from 83% of target to 100% of target.
Long-Term Incentive Awards

•   Variable compensation targeted as a percentage of base salary.

•   Generally granted annually as a combination of stock options, time-based restricted shares/units, and performance-based restricted shares/units.

•   Amounts actually earned will vary based on stock price and corporate performance.

• Intended to motivate and reward executive officers for achieving long-term business objectives that align with the interests of our shareholders.	• The NEOs, other than
the CFO, received LTIP
grants in February
2013 ranging from
244% to 456% of base
salary, which included
a one-time grant of
additional stock
options.

•   Our CFO received
equity awards upon her
hire as defined in her
employment
agreement.

Limited Perquisites	• Financial counseling assistance valued at up to $10,000/year per executive officer.	• Intended to provide assistance to executives in making strategic decisions regarding their financial and tax arrangements.	• No significant changes to program in 2013.
Other Benefits	• Additional elements defined by local country practice including medical and other insurance benefits, pension or other long-term savings plans, and post-employment compensation.	• Intended to provide competitive benefits that promote employee health, financial security, and income security in the event of an executive’s involuntary termination.	• No significant changes to programs in 2013.

EXECUTIVE COMPENSATION

Base Salary

We consider base salary an element of total compensation that is tied to job responsibility and individual contributions to our success. Base salary is intended to be set at a level needed to attract and retain quality executive officers. While the HRCC uses benchmark statistics to guide it in its decisions regarding levels of base salary, it has considerable discretion and considers the experience, tenure and recent individual performance of our NEOs when making decisions regarding base salary. During 2013, after reviewing market data and the individual’s performance in the Company, the HRCC gave merit increases in line with those of other employees to Dr. Van Niekerk, and Messrs. Romano and Arran. These increases helped to keep the employees’ salaries competitive in the market and engaged with the Company.

Annual Incentive Plan

For 2013, Tronox’s executive officers were eligible to receive cash awards under the 2013 Annual Incentive Plan. This plan is covered under the Tronox Limited Annual Performance Bonus Plan that was approved by shareholders in May 2013.

The size of the target incentive payable to each executive officer is set as a percentage of each executive officer’s base salary (the “Target Percentage”). The target incentive is paid for achieving the targeted objectives described below. The threshold level of performance pays 50% of target and achieving maximum performance pays 200% of target. The Target Percentage for our CEO is 150% of his base salary and the Target Percentage for the other NEOs is 70% of base salary. The HRCC considers the input of our CEO and CHRO, LBC and benchmark statistics when setting the Target Percentage for each executive officer each year.

At the beginning of each year the HRCC establishes the performance goals and metrics under the Annual Incentive Plan and the portion of the incentive attributable to the achievement of each performance goal. These performance goals are tied to measures that the HRCC believes will benefit our shareholders the most. The overall Company goals for 2013 include EBITDA and nonfinancial measures including safety, strategy, people and other non-financial goals. In addition, each NEO has a portion of their incentive tied to individual performance. The components of annual incentive for each of the NEOs are as follows:

At the February 2014 HRCC meeting, our CEO presented the actual results for the Company and a discussion took place about the results. Although there was an accident involving the loss of one employee’s life during the year at one of our locations, the overall safety metrics for the Company were still achieved at target level. A lengthy discussion took place regarding the accident, safety metrics and whether or not a reduction of the incentive pool should take place. As part of that discussion, the practices of other companies that have suffered similar workplace accidents were reviewed and considered. The CEO recommended that his own incentive compensation, as well as the incentive compensation of certain other leaders with responsibility linked to safety including the management team at the location and within the entire business unit be reduced. The HRCC agreed, and a 10% reduction was imposed on the awards that were otherwise earned by the CEO, President, Mineral Sands and a lesser reduction for other employees. Payments for the other NEOs were approved based on the results below and 100% achievement of individual results.

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The HRCC approved the overall results as follows:

Objectives	Weighting	Actual Results % to Target	Payout Level
Overall EBITDA	70%	84%	59%
Non-financial Metrics	30%	100%	30%

The specific targets are confidential and not reported publicly because such disclosure would provide competitors insight into our internal planning processes and could result in meaningful competitive harm. However, in establishing the target objectives, the HRCC based its decisions on our 2013 budgeted amounts and determined that the objectives were both challenging and achievable. We are not able to assess with certainty the degree of difficulty of achieving the targets because we have no historical perspective on achievement of the targets relative to prior year targets due to Tronox Incorporated’s emergence from bankruptcy during 2011 and the combination and related restructuring of the then existing business of Tronox Incorporated with the Exxaro Mineral Sands business under Tronox Limited during 2012.

The HRCC evaluated Mr. Casey’s efforts and achievements relative to the individual performance objectives that were established for him at the beginning of the year. The HRCC determined that Mr. Casey performed exceptionally well on each of his objectives, particularly in enhancing the Company operationally and strengthening its balance sheet in such a way that the Company is now well positioned to respond quickly to strategic opportunities in the marketplace that may arise. In recognition of his accomplishments, the HRCC determined that Mr. Casey warranted a maximum rating on his individual objectives, which resulted in a payment of 200 percent of target on that metric.

The final payments are determined by combining the overall Tronox results and the individual results along with other adjustments made by the HRCC. The award for 2013 performance for each NEO is shown below.

		OVERALL TRONOX			INDIVIDUAL PERFORMANCE			SAFETY REDUCTION
EXECUTIVE	TARGET AWARD	WEIGHTING	RESULT	AMOUNT	WEIGHTING	RESULT	AMOUNT	RESULT	AMOUNT	TOTAL PAYMENT
T. Casey	$1,500,000	80%	89%	$1,068,000	20%	200%	$600,000	-10%	$166,800	$1,501,200
K. Harper	$112,957	70%	89%	$70,372	30%	100%	$33,887	—	—	$104,259
W. Van Niekerk	$337,225	70%	89%	$210,091	30%	100%	$101,168	—	—	$311,259
J. Romano	$338,870	70%	89%	$211,116	30%	100%	$101,661	—	—	$312,777
P. Arran	$338,870	70%	89%	$211,116	30%	100%	$101,661	-10%	$31,278	$281,499

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for contributions in driving our overall performance by linking a percentage of these incentives to the performance of our total shareholder return and return on capital employed. This formula links the payments received by the executive officers to other shareholders’ returns and motivates long-term financial performance. The amounts of the grants were determined using competitive market data. The Target Percentage for our CEO, as defined in his employment agreement, was $3,000,000 and the Target Percentage for the other NEOs was 150% of base salary. Target percentage is defined as the initial grant value on the date of grant. Awards are provided under the Tronox Limited Management Equity Incentive Plan (the “Tronox Limited Equity Plan”).

EXECUTIVE COMPENSATION

In February 2013, the HRCC granted long-term incentives using a mix of stock option, time-based restricted shares/units, and performance-based restricted shares/units to Dr. Van Niekerk and Messrs. Romano and Arran. The annual grant to our NEOs, other than our CEO and CFO, were allocated as follows:

AWARD TYPE	PERCENTAGE
Stock Options	25%
Time-based Restricted Shares/Units	35%
Performance-based Restricted Shares/Units	40%

In addition, the HRCC issued additional stock options for 2013 only to each of the NEOs and other key executives to help retain them after receiving reduced incentive awards for 2012.

•

Stock options provide value based solely on stock price appreciation. Grants have a term of 10 years and vest one-third on each of the first three anniversaries of the date of grant. The exercise price is based on the closing price of a share of our common shares on the date of grant.

•

Restricted shares/units provide value based on the New York Stock Exchange (NYSE) value of our shares without any discount reflecting the risk that some or all of granted performance vested shares will not vest. Restricted share units have been granted in countries where shares are taxed upon grant rather than upon vesting. Our South African and Canadian executives have received units rather than restricted shares. The time-based restricted shares/units vest one-third on each of the first three anniversaries of the date of grant. Dividends are issued consistent with those issued to other shareholders; however they are accrued for units and not paid until the shares vest.

•

Performance-based restricted shares/units provide value by linking the award payments to the long-term results of the Company. 50% of the performance-based restricted shares/units are tied to our ranking of total shareholder return versus our peer group over a three-year measurement period. The actual number of shares/units that will vest will be equal to the aggregate number of shares/units granted multiplied by the applicable Total Shareholder Return (“TSR”) payout percentage. TSR payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.

THREE-YEAR TOTAL SHAREHOLDER RETURN RANKING	PAYOUT PERCENTAGE
75th percentile (Maximum)	200%
50th percentile (Target)	100%
25th percentile (Threshold)	25%
Below 25th percentile	0%

•

The remaining 50% of performance-based restricted shares/units are tied to our return on capital employed over a three-year measurement period versus our weighted average cost of capital (“WACC”) over the same period. The actual number of shares/units that will vest will be equal to the aggregate number of shares granted multiplied by the applicable Return on Capital Employed (“ROCE”) payout percentage. ROCE payout percentages will be determined using straight line interpolation between Threshold and Target and between Target and Maximum.

THREE-YEAR RETURN ON CAPITAL EMPLOYED VERSUS WACC	PAYOUT PERCENTAGE
115% (Maximum)	200%
110% (Target)	100%
100% (Threshold)	25%
Below 100%	0%

The annual grant for Mr. Casey was defined in his employment agreement. Under the terms of his agreement, he received a grant valued at $3,000,000. This consisted of 40% time-based restricted shares and 60% performance-based restricted shares. In addition, an amendment to his employment agreement as of February 22, 2013 moved Mr. Casey’s grant date from October to February to align with that of the other executive officers and the terms and metrics are consistent with the grants to the other executive officers described above except that the number of shares granted to Mr. Casey was based on the volume-weighted average price over the 30-day

EXECUTIVE COMPENSATION

period preceding the date of grant. The grants for other executives are based on the actual closing price of a share of stock on the date of grant. In addition, the board approved a one-time grant of 200,000 stock options to Mr. Casey as part of his 2013 grant.

Ms. Harper received an equity grant in September 2013 upon commencement of her employment by Tronox, which consisted of time-based restricted shares and performance-based restricted shares. All the terms and metrics were consistent with the grants to the other executive officers. Further details of this are described below in “Other Compensation Practices—Sign-on Incentives.”

At the February 2014 HRCC meeting, the HRCC determined to issue time-based vesting shares and units for 2014 only. This change for 2014 was in recognition of the current down cycle of the TiO2 market, the fact that executives and employees still held substantial performance vested long term incentive compensation, and the need to ensure that we are able to retain our key employees during this uncertain period in which market forces beyond management’s control have adversely affected our Company. In addition, the HRCC eliminated the payment of dividends on restricted shares until they vest. This aligns the Company’s program with market practice. The Company changed the time-based awards from restricted shares to restricted share units to align all shares globally.

Perquisites

Each executive officer is eligible to receive a financial counseling benefit. Under this plan, each executive officer will be eligible for up to $10,000 per year to assist with financial planning, estate planning, and tax preparation. Amounts paid pursuant to this plan are taxable to the executive and are included in the Summary Compensation Table in the All Other Compensation column.

In addition, Mr. Casey is eligible to use a Company-provided aircraft for personal use. All personal usage is taxable to Mr. Casey. We do not provide any other perquisites and only provide tax gross-ups for taxable relocation costs.

U.S. Savings & Retirement Plans

All of our U.S. employees, including our U.S. executive officers, are eligible to participate in our savings plans. These plans are intended to provide our employees, including our executive officers, with the opportunity to save for retirement and have the Company contribute to these savings.

We sponsor a tax-qualified retirement savings plan (the “Savings Plan”) pursuant to which all of our U.S.-based employees, including our U.S. based executive officers, are able to contribute the lesser of up to 85% of their annual salary or the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. During 2013, the Company matched 100% of the first 6% of pay that each employee contributed. In addition, there was a discretionary profit sharing Company contribution to the Savings Plan of 6% of employee’s eligible compensation. All contributions to the Savings Plan, as well as any Company matching contributions, are fully vested upon contribution. For employees hired after January 1, 2012, the vesting period for profit sharing contributions is three years.

In addition to the Savings Plan, U.S. executive officers and certain other eligible executives can participate in a nonqualified retirement savings plan (the “Savings Restoration Plan”). Pursuant to the Savings Restoration Plan, the Company will contribute at the appropriate level to the Savings Restoration Plan on a before-tax basis any amounts that would be provided under the Savings Plan but for limitations imposed by the Internal Revenue Code on qualified retirement plans. Also, U.S. executive officers and certain other eligible executives can participate in a nonqualified deferred compensation plan, which allows deferral of up to 20% of base salary and annual bonus.

Tronox also sponsors a qualified defined benefit retirement plan (the “Qualified Plan”) for its U.S. employees, which was frozen in April 2009, following Tronox Incorporated’s filing for Chapter 11 bankruptcy protection. As part of Tronox’s Plan of Reorganization, the Qualified Plan is frozen going forward and the Savings Plans are our sole employee retirement plans. Mr. Romano is the only remaining NEO participating in this plan as described in the Pension Benefits as of December 31, 2013 table.

South Africa Savings Plans

Our South African employees, including Mr. Arran, are eligible to participate in the Exxaro Pension and Provident Funds. Both of these funds are defined contribution plans. The employee contributes 7% of eligible earnings tax-

EXECUTIVE COMPENSATION

free to the Pension Fund and the Company contributes 10% of eligible earnings tax-free to the Provident Fund. There is no option to withdraw the money until the employee leaves the Company’s employment.

Other Compensation Practices

Market Competitiveness

Our executive compensation program is designed to be competitive within the various marketplaces in which we compete for employees. The HRCC annually reviews the competitiveness of each executive’s compensation as it compares to our peer group.

At the December 2012 HRCC Meeting, a new peer group was approved to be used for future performance comparisons beginning in 2013. The list of companies in this group was shortened through a series of performance-oriented tests from 164 companies to the final 14. The review included industry classification, stock price correlation, business model similarity, financial profile, and consistent analyst mention. The final approved 2013 peer group is below:

Albemarle Corp.	Cliffs Natural Resources, Inc.	Freeport-McMoran Copper & Gold Inc.	Southern Copper Corp.
Cabot Corp.	Cytec Industries Inc.	Huntsman Corp.	Teck Resources Ltd.
Celanese Corp.	Eastman Chemical Company	Kronos Worldwide, Inc.
Chemtura Corp.	E.I. du Pont de Nemours and Company	Rockwood Holdings, Inc.

LBC conducted an analysis during 2013 for the HRCC of our executives’ compensation in comparison to the proxy data for the 2013 peer group. As part of this analysis, each individual compensation component was reviewed as was aggregate compensation, and were compared to the 50th percentile of the peer group. The total target compensation for our named executive officers was generally at the median of the peer group target compensation.

During 2013, the HRCC asked LBC to review the peer group again to determine if there were any additional peer companies from the metals and mining industry that should be included. LBC began with 335 companies and through a series of eliminations narrowed the list to 24 companies and recommended the inclusion of three new companies in the peer group. These three were chosen because they met four additional criteria: three-year total return above the Chemicals GICS median, exceed Chemical GICS median in two of three key performance areas, international revenues greater than the Chemicals GICS median, and measured above the Chemical GICS median in two of three key balance sheet items. In addition, due to changes in some of the current peers, it was recommended that three companies be removed. These three either did not have a TiO2 business or have sold or spun-off their pigment businesses during the year. The HRCC, at its December 2013 meeting, approved these recommendations and the new 2014 peer group shown below:

Albemarle Corp.	Cliffs Natural Resources, Inc.	IAMGOLD Corp	Walter Energy, Inc.
Cabot Corp.	Cytec Industries Inc.	Kronos Worldwide, Inc.	Yamana Gold Inc.
Celanese Corp.	Eastman Chemical Company	Southern Copper Corp.
Chemtura Corp.	Huntsman Corp.	Teck Resources Ltd.

This new peer group will be used for comparative performance measurement for any 2014-2016 LTIP performance awards as well as for comparison data for other compensation and performance metrics beginning in 2014.

Stock Ownership Guidelines

Beginning in December 2012, the HRCC approved stock ownership guidelines that ensure that executives are aligned with the interests of our shareholders by requiring them to hold significant levels of Company stock. All shares owned outright and 60% of time-based restricted shares count towards share ownership. Executives have

EXECUTIVE COMPENSATION

five years to reach their ownership guidelines. Currently 40% of our NEOs, including our CEO, have met their ownership requirements. The ownership guidelines are presented as a percentage of base salary as follows:

POSITION	PERCENTAGE OF BASE SALARY
Chief Executive Officer	500%
Executive Officers	300%
Other Direct Reports to the CEO	100%

Compensation Recoupment Policy

At the January 2013 HRCC meeting, a recoupment or “clawback” policy was introduced and approved for executives, including all the NEOs. This policy allows for clawback of incentive compensation, from both the annual and long-term plans, if payments pursuant to those plans were based on financial results that were subsequently restated due to fraud or intentional misconduct and the payment was greater than it would have been if calculated based on the accurate financial statements.

Sign-on Incentives

On September 16, 2013, Tronox hired Katherine C. Harper to serve as our Chief Financial Officer. In connection with the commencement of her employment, Ms. Harper was granted a “sign-on” equity grant of 10,000 shares of restricted stock. 5,000 of these shares are time-based and will vest in three equal installments on each of September 16, 2014, September 16, 2015 and September 16, 2016. The other 5,000 shares are performance-based shares tied to the Company’s TSR and ROCE performance and may vest on September 16, 2016 depending on the extent to which the performance goals have been achieved. Details of these awards are shown in the Grants of Plan-Based Awards in 2013 table.

On January 1, 2014, Tronox hired Jean-François Turgeon to serve as its Executive Vice President. In connection with his commencement of employment, Mr. Turgeon was granted a “sign-on” equity grant of 65,000 shares of restricted stock units. 32,500 of these units are time-based and will vest in three equal installments on each of January 1, 2015, January 1, 2016 and January 1, 2017. The other 32,500 shares are performance-based units tied to the Company’s TSR and ROCE performance and may vest on January 1, 2017 depending on the extent to which the performance goals have been achieved. Mr. Turgeon received restricted stock units rather than restricted shares due to tax rules in Canada requiring shares to be taxed upon grant.

Separation Agreement

On February 9, 2013, Daniel Greenwell entered into a separation agreement whereby he resigned as Chief Financial Officer, effective March 31, 2013. The benefits payable to Mr. Greenwell under the separation agreement were based upon the severance benefits payable to Mr. Greenwell under his employment agreement upon a termination of employment without cause.

Pursuant to the terms of the separation agreement, and subject to his execution of a general release of claims (which he executed), he received a lump sum cash payment equal to $1,338,750 and immediate accelerated vesting of 25,208 shares of restricted stock and 11,167 options. In addition, Mr. Greenwell will also receive continued coverage under Tronox Limited’s benefit plans until September 30, 2014. Mr. Greenwell will continue to be subject to the restrictive covenants set forth in his employment agreement following his cessation of services.

Deductibility of Executive Compensation

As part of their roles, the HRCC and the Board of Directors review and consider the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless such compensation qualifies for the “performance-based exemption” provided for under Section 162(m). The Board of Directors has determined that it will generally seek to capture the tax deduction for all compensation but may award nondeductible compensation when it believes that doing so would be in the best interests of our Company and shareholders. The Tronox Limited Annual Performance Bonus Plan and the Tronox Limited Management Equity Incentive Plan are intended to provide Tronox with the ability to pay incentive compensation and grant equity awards that are deductible under Section 162(m).

EXECUTIVE COMPENSATION

Post Termination and Change in Control

The Australian Corporations Act restricts the benefits that can be given to individuals who hold “managerial or executive office” on cessation of their employment or loss of their office with Tronox Limited or its related bodies corporate. Under the Australian Corporations Act, Tronox Limited (and certain of its affiliates) may give a person a benefit in connection with their ceasing to hold managerial or executive office in Tronox Limited or a related body corporate only if the giving of the benefit is approved by shareholders in accordance with the requirements of the Australian Corporations Act or an exemption applies.

In the case of Tronox Limited, a managerial or executive office is an office of director, or any other office or position related to the management of Tronox Limited’s affairs that is held by a person who also holds an office of director of Tronox Limited or a related body corporate.

We will be obligated to make certain payments to our executive officers and/or accelerate the vesting of their equity awards upon a termination of their employment, including termination of their employment in connection with a change in control. For further details on these arrangements, please refer to the sections “—Potential Payments upon Termination” and “—Employment Agreements.”

We offer the benefits provided by the employment agreements, the retirement plans and awards granted under the Tronox Limited Management Equity Incentive Plan upon a change of control in order to be competitive with other employers who provide similar or enhanced benefits and to diminish the potential distraction due to personal uncertainties and risks that are inevitable in a change in control situation or threat. We believe that maintaining such benefits will help keep the management team focused on our performance and the benefit to the shareholders in the event of a change in control.

Report of the Human Resources and Compensation Committee

The HRCC of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the HRCC has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013. This report is provided by the following independent directors, who comprise the HRCC:

Jeffry N. Quinn (Chairman)

Daniel Blue

Wayne A. Hinman

Ilan Kaufthal

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 2013

The following table sets forth the total compensation for the years ended December 31, 2013, December 31, 2012, and December 31, 2011 for our chief executive officer, our chief financial officer, our three most highly compensated other executive officers who were serving as executive officers as of December 31, 2013, and one previous executive officer who would have been in the three most highly compensated other executive officers if he were still employed.

NAME & PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(6)	ALL OTHER COMPENSATION ($)(9)	TOTAL ($)
Thomas Casey Chairman & Chief Executive Officer	2013	1,000,001	0	3,304,091	1,256,000	1,501,200	—	888,213	7,949,505
	2012	1,000,001	150,000	2,922,857	0	0	—	1,741,451	5,814,309
	2011	223,077	2,000,000	7,176,502	0	1,125,000	—	141,236	10,665,815
Katherine C. Harper(7) Senior Vice President and Chief Financial Officer	2013	130,335	0	282,375	0	104,259	—	32,949	549,918
Willem Van Niekerk Senior Vice President Strategic Planning & Business Development	2013	478,587	0	582,284	601,059	311,259	—	174,830	2,148,019
	2012	230,600	17,821	400,751	131,613	0	—	139,161	919,946

John D. Romano Senior Vice President and President Pigment & Electrolytic	2013	480,309	0	582,284	601,059	312,777	(78,343)	118,163	2,016,249
	2012	417,547	32,900	524,904	176,294	0	116,042	134,970	1,402,657
	2011	358,192	0	5,202,208	0	421,200	67,743	618,211	6,667,554
Pravindran Trevor Arran Senior Vice President and President Mineral Sands	2013	482,296	0	582,284	601,059	281,499	—	33,751	1,980,889
Daniel Greenwell(8) Former Senior Vice President and Chief Financial Officer	2013	196,648	0	0	0	0	—	1,903,974	2,100,622
	2012	468,161	38,250	1,211,472	330,037	0	—	278,080	2,326,000

(1)	Mr. Arran is based in South Africa. His pay was converted from South African Rand to U.S. Dollars using the average of the month-end conversion rates for the 12 months, which equaled 1ZAR = 0.10325 USD.

(2)	Mr. Casey’s 2011 bonus reflects a $2,000,000 sign-on bonus per the Casey Employment Agreement (as defined in the “Employment Agreements” section later in the proxy statement). The 2012 bonuses were paid at the discretion of the HRCC and not pursuant to the annual incentive compensation plan.

(3)	Amounts reported in this column represent the aggregate grant date fair value for our shares (without a discount to reflect the risk of some or all of the performance vested shares not vesting) in each respective year computed in accordance with the share-based accounting guidance under ASC Topic 718. Further information regarding the 2013 awards is included in the “Grants of Plan-Based Awards During 2013” and “Outstanding Equity Awards at December 31, 2013” tables appearing later in this proxy statement. Performance shares/units are reported at target payouts based on the probable outcome of their performance condition, determined as of the closing of the stock price on the grant date. The maximum potential values of the performance shares/units granted in 2013 (assuming a stock price of $23.07) would be as follows: Mr. Casey $4,301,448; Ms. Harper $230,700; Mr. Van Niekerk $681,580; Mr. Romano $681,580; and Mr. Arran $681, 580. Mr. Arran received units rather than shares due to tax rules upon grant in South Africa. The grant date fair value for the performance shares/units in 2013 and 2012 was determined based on the assumptions and methodologies set forth in the “Shared-based Compensation” discussion in Note 21 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Further details related to these performance based awards can be found in the “Long Term Incentive Plan” section in this proxy statement.

(4)	Amounts reported in this column represent the aggregate grant date fair value for stock options granted in each respective year computed in accordance with the share-based accounting guidance under ASC Topic 718. Further information regarding the 2013 awards is included in the “Grants of Plan-Based Awards During 2013” and “Outstanding Equity Awards at December 31, 2013” tables appearing later in this proxy statement. The 2013 and 2012 grant date fair value was determined using the Black-Scholes option pricing model based on the assumptions set forth in the “Share-based Compensation” discussion in Note 21 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Further details related to these performance based awards can be found in the “Long Term Incentive Plan” section in this proxy statement.

EXECUTIVE COMPENSATION

(5)	Amounts reflected in this column represent the incentive compensation earned for each year’s performance against predetermined objectives. Ms. Harper’s incentive compensation is based on four months of employment.

(6)	Mr. Romano is the only NEO in the Tronox Inc. Retirement plan. The present value of accumulated benefits as of December 31, 2013 was determined using the estimated ASC 715 assumptions in effect on December 31, 2013. The ASC 715 discount rate was 4.5%, which was an increase from the 2012 rate of 3.75%. The amounts in this column do not reflect amounts actually paid to Mr. Romano for the years reported but rather reflect only the aggregate change in the actuarial present value of Mr. Romano’s accumulated benefit under the pension plan. Our deferred compensation program does not allow for above-market earnings and therefore there is no value included for this amount.

(7)	Ms. Harper was hired on September 16, 2013. Amounts shown in this row reflect compensation for the period of employment beginning on September 16, 2013 and ending on December 31, 2013.

(8)	Mr. Greenwell resigned effective as of March 31, 2013. Amounts shown in this row for 2013 reflect compensation for the period of employment prior to such resignation. Additional information regarding the terms of Mr. Greenwell’s separation Agreement is provided in the “—Separation Agreement” section in this proxy statement.

(9)	The following table shows the components of “All Other Compensation” in the Summary Compensation Table for the years ended December 31, 2013, December 31, 2012, and December 31, 2011:

ALL OTHER COMPENSATION TABLE

NAME	YEAR	SAVINGS PLAN, DISCRETIONARY CONTRIBUTION & RESTORATION MATCH ($)(1)(2)(3)	DIVIDENDS ($)(4)	OTHER ($)(5)
Thomas Casey	2013	138,000	639,168	111,045
	2012	372,703	218,952	1,149,796
	2011	140,215	—	1,021
Katherine C. Harper	2013	10,054	2,500	20,395
Willem Van Niekerk	2013	59,413	40,352	75,065
	2012	18,732	4,748	115,681
John D. Romano	2013	61,585	45,100	11,478
	2012	100,441	9,495	25,034
	2011	104,907	—	513,304
Pravindran Trevor Arran	2013	28,844	2,381	2,526
Daniel Greenwell	2013	21,068	8,404	1,874,502
	2012	56,956	16,808	204,316

(1)	The Company match into the U.S. Savings Plan was 100% of the first 6% of employee’s contributions up to the IRC limits for each year and the same match went into the Savings Restoration Plan for all eligible income above the IRC limit.

(2)	The Company made a discretionary contribution of 6% of employee’s earnings into the U.S. Savings Plan up to the IRC limit for each year and the same contribution went into the Savings Restoration Plan for all eligible income above the IRC limit.

(3)	The Company match into the South African Provident Fund for Mr. Arran was 10% of the employee’s pay. This amount was converted from South African Rand to U.S. Dollars using the average of the month-end conversion rates for the 12 months, which equaled 1ZAR = 0.10325 USD.

(4)	Dividends are paid on outstanding restricted shares at the approved dividend rate and date for all shareholders. For 2013, this rate was $0.25/share per quarter. For restricted share units, dividends are accrued at the same rate and paid at the time that the units vest. Dividends are not included in the grant date fair value calculation in the Summary Compensation Table other than for 50% of the performance-based shares. Further details regarding number of outstanding shares/units can be found in the Outstanding Equity Awards at December 31, 2013.

(5)	This column reflects all other compensation that is not reported elsewhere. For 2013, these amounts include the following: for Mr. Casey, $92,139 for personal aircraft use valued as the aggregate incremental cost to the Company of a Company-provided aircraft, financial counseling, life insurance premiums paid by the Company, and storage of personal items in connection with his relocation to Stamford, Connecticut; for Ms. Harper, $20,000 lump-sum cash payment in connection with her relocation to Stamford, Connecticut, and life insurance premiums paid by the Company; for Dr. Van Niekerk, $60,000 for housing allowance per his employment agreement, $11,261 for financial counseling, and life insurance premiums paid by the Company; for Mr. Romano, $8,055 for financial counseling and $3,423 for life insurance premiums paid by the Company; for Mr. Arran, life insurance premiums paid by the Company; and for Mr. Greenwell, $1,338,750 for cash severance pay in connection with his separation agreement as described above, $500,883 in accelerated restricted shares in connection with his separation agreement as described above, $19,993 in relocation expenses in relation to his temporary living in Stamford, Connecticut, $13,665 for a tax-gross-up for his temporary living, and life insurance premiums paid by the Company.

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS DURING 2013

The following table provides information on grants of awards to our named executive officers in the fiscal year ended December 31, 2013.

				ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (3)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (4)
NAME(1)	AWARD TYPE	GRANT DATE	GRANT APPROVED DATE (2)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAX. (#)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(5)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(6)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF RESTRICTED STOCK AND OPTION AWARDS ($)(7)
Thomas J. Casey	Annual	—		750,000	1,500,000	4,500,000	—	—	—	—	—	—	—
	LTIP	2/25/13	2/18/13	—	—	—	23,307	93,226	186,452	62,151	200,000	19.09	4,560,091
Katherine C. Harper	Annual	—		56,469	112,957	225,914	—	—	—	—	—	—	—
	LTIP	9/16/13	7/16/13	—	—	—	1,250	5,000	10,000	5,000	0	—	282,375
Willem Van Niekerk	Annual	—		168,613	337,225	674,450	—	—	—	—	—	—	—
	LTIP	2/25/13	2/18/13	—	—	—	3,693	14,772	29,544	12,925	95,710	19.09	1,183,343
John D. Romano	Annual	—		169,435	338,870	677,740	—	—	—	—	—	—	—
	LTIP	2/25/13	2/18/13	—	—	—	3,693	14,772	29,544	12,925	95,710	19.09	1,183,343
Pravindran Trevor Arran	Annual	—		169,435	338,870	677,740	—	—	—	—	—	—	—
	LTIP	2/25/13	2/18/13	—	—	—	3,693	14,772	29,544	12,925	95,710	19.09	1,183,343

(1)	Mr. Greenwell is not shown in the table above since he did not receive any grants during 2013.

(2)	The HRCC approved grants to all executive officers, except Ms. Harper, at its meeting on February 18, 2013. As a result of the Company’s earnings release occurring two days later on February 20, 2013, the grants were made effective February 25, 2013. Grants for Ms. Harper were approved during a session of the HRCC on July 16, 2013 when the total compensation package for her offer was approved. The grants were approved to be made effective on her hiring date.

(3)	Amounts in these columns reflect the threshold, target and maximum payout levels for the 2013 annual incentive award. These amounts are prorated for Ms. Harper from her start date of September 16, 2013. Further details regarding these awards can be found in the section titled “Annual Incentive Plan.”

(4)	Amounts in these columns reflect the threshold, target and maximum amount of performance-based shares/units that were granted to each executive during 2013. Performance-based shares/units are granted for a three-year performance period with the payout determined at the end of the three-year period based on our ROCE and TSR performance against our peers. Further details regarding these grants can be found in the section titled “Long-term Incentive Program.”

(5)	Amounts in this column represent the number of time-based restricted shares/units granted to the NEOs under the equity program. These shares vest one-third each year on the anniversary of the grant date. The grant date fair value is the closing price of our Class A Shares on the grant date.

(6)	Amounts in this column represent the number of stock options granted to the NEOs under the equity program. These stock options vest one-third each year on the anniversary of the grant date and expire 10 years from their respective grant dates. The exercise price is the closing price of our Class A Shares on the grant date.

(7)	The amounts in this column have been calculated using the target grant amount for TSR performance-based shares/units multiplied by the grant date fair value as determined using a Monte-Carlo simulation plus the number of restricted shares/units and ROCE performance-based shares/units multiplied by the closing price of our common stock on the grant date plus the value of the stock options as determined using a Black-Scholes value for each grant. The Black-Scholes calculation, which is required for financial reporting, is based on the assumptions and methodologies set forth in the “Share-based Compensation” discussion in Note 21 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and take into consideration factors including volatility, interest-rate assumptions, life of the award, and dividends. As such, the amounts in this column are based on assumptions and may not reflect the actual economic value a NEO would realize upon exercise.

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table shows the number of shares covered by exercisable and unexercisable options and unvested stock awards owned by our named executive officers on December 31, 2013.

	OPTION AWARDS (1)					STOCK AWARDS (2)
NAME (3)	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(4)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(4)
Thomas Casey	10/5/2011	0	0	—	—	263,465	6,078,138	94,255	2,174,463
	10/5/2012	0	0	—	—	31,992	738,055	71,983	1,660,648
	2/25/2013	0	200,000	19.09	2/25/2023	62,151	1,433,824	93,226	2,150,724
Katherine C. Harper	9/16/2013	0	0	—	—	5,000	115,350	5,000	115,350
Willem Van Niekerk	10/26/2012	6,231	12,464	20.64	10/26/2022	6,350	146,495	9,465	218,358
	2/25/2013	0	95,710	19.09	2/25/2023	12,925	298,180	14,772	340,790
John D. Romano	6/26/2012	6,231	12,464	25.90	6/26/2022	6,350	146,495	9,465	218,358
	2/25/2013	0	95,710	19.09	2/25/2023	12,925	298,180	14,772	340,790
Pravindran Trevor Arran	10/26/2012	6,231	12,464	20.64	10/26/2022	6,350	146,495	9,465	218,358
	2/25/2013	0	95,710	19.09	2/25/2023	12,925	298,180	14,772	340,790

(1)	Option awards generally vest at the rate of one-third per year on the anniversary of the grant date, except for the 2012 awards for Dr. Van Niekerk and Mr. Arran, which will vest one-third per year beginning on June 26, 2013 and each of the next two years on the same date.

(2)	Time-based awards generally vest at the rate of one-third per year on the anniversary of the grant date, except for the 2012 awards for Dr. Van Niekerk and Mr. Arran, which will vest one-third per year beginning on June 26, 2013 and each of the next two years on the same date. Performance-based awards vest on the third anniversary of the grant date, except for the 2012 awards for Dr. Van Niekerk and Mr. Arran, which will vest on June 26, 2015.

(3)	Mr. Greenwell is not shown in the table above since he had no remaining outstanding equity awards as of December 31, 2013.

(4)	Market value of shares is based on a stock price of $23.07, the closing price of our Class A Shares on December 31, 2013.

OPTION EXERCISES AND SHARES VESTED DURING 2013

The table below provides information regarding the vesting during 2013 of restricted share/unit awards held by our named executive officers. None of our named executive officers exercised stock options during 2013.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Thomas Casey	0	0	29,461	727,392
Katherine C. Harper	0	0	0	0
Willem Van Niekerk	0	0	3,175	62,230
John D. Romano	0	0	3,175	62,230
Pravindran Trevor Arran	0	0	3,175	62,230
Daniel Greenwell(2)	0	0	25,208	500,883

(1)	Amounts reflect the closing price of our stock on the date the shares/units vested.

(2)	Shares vested as a result of Mr. Greenwell’s separation from the Company as described in his separation agreement above. None of the stock options that vested were in-the-money and therefore were not exercised.

EXECUTIVE COMPENSATION

Pension Benefits

Mr. Romano is covered by the Tronox Incorporated Retirement Plan. We maintain this Qualified Plan and related trust, which were frozen in April of 2009, for all U.S. employees.

As part of Tronox Incorporated’s separation from Kerr-McGee, it established the retirement plan and the trusts related to our retirement plan and accepted the transfer of assets and liabilities from the corresponding trusts for the Kerr-McGee retirement plans. All employees received credit for their service as Kerr-McGee employees prior to the establishment of our retirement plan.

All amounts set forth in the table below reflect normal retirement benefits that would be paid to each executive officer assuming the executive officer retired at the earliest retirement age that they could receive unreduced benefits (generally age 60).

PENSION BENEFITS AS OF DECEMBER 31, 2013

NAME(a)	PLAN NAME(b)	NUMBER OF YEARS CREDITED SERVICE (c)(#) (1)	PRESENT VALUE OF ACCUMULATED BENEFIT (d)($)(2)
John D. Romano	Tronox Incorporated Retirement Plan	20.167	455,108

(1)	The years of credited service is fixed as of the date the plan was frozen in 2009.

(2)	The present value of accumulated benefits for the Tronox Incorporated Retirement Plan as of December 31, 2013 was determined using the estimated ASC 715 assumptions in effect on December 31, 2013. The ASC 715 discount rate was 4.5%.

The lump sum assumption for the Tronox Incorporated Retirement Plan is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period.

The amounts shown in column (d) are determined according to prescribed SEC assumptions and may not reflect the benefits actually payable from the retirement plan if the named executive had retired during the last fiscal year. The above present values assume that the executive commences his accrued benefits at his earliest unreduced age under the plan provisions in effect at December 31, 2013.

Retirement benefits are calculated based upon years of service and “final average monthly compensation.” For benefits earned prior to January 1, 2009, an employee’s final average monthly compensation is the highest average compensation for any period of 36 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. For benefits earned beginning January 1, 2009, final average monthly compensation is the highest average compensation for any period of 60 consecutive calendar months out of the final 120 consecutive calendar months prior to that employee’s termination. Upon retirement, benefits are payable in a lump-sum or various annuity forms. Tronox did not pay any retirement benefits to its NEOs in the fiscal year ended December 31, 2013.

Nonqualified Deferred Compensation

All U.S. employees, including our named executive officers, are eligible to participate in our Savings Plan. In addition, we offer a nonqualified deferred compensation plan, known as the Savings Restoration Plan. This plan allows certain employees the ability to defer up to 20% of their base salary and/or their annual incentive award. This plan also provides Company match and profit sharing credits for compensation in excess of the IRS maximum limit. For 2013, the Company match was 100% up to 6% of employee contributions and the profit sharing match is 6%. All employees hired before January 1, 2012 have immediate vesting into both the Company match and the profit sharing, but for those hired after January 1, 2012 there is a three-year vesting for the profit sharing match. Distributions from the plan for employer contributions will be in the form of a lump sum and paid six months following separation from service. All payments from these plans are made from the general assets of the Company and no special fund or trust has been established for this money.

EXECUTIVE COMPENSATION

Employees who elect to defer any of their base salary or annual incentive award have their funds contributed into the Savings Restoration Plan. Employees elect the investment options for this money from the range of investment choices in the Savings Plan, including money market funds, equity funds, and bond funds. Because this is an unfunded plan, the investment elections are used only for the purpose of crediting earnings and determining the future benefit to be received from the plan. Distributions from the plan for employee contributions will be made either as a lump sum at a specified date in the future or upon separation from service.

Mr. Arran is eligible to participate in the Exxaro Pension and Provident Funds. Both of these funds are defined contribution plans. The employee contributes 7% of eligible earnings tax-free to the Pension fund and the Company contributes 10% of eligible earnings tax-free to the Provident Fund. There is no option to withdraw the money until the employee leaves the Company’s employment.

NONQUALIFIED DEFERRED COMPENSATION FOR 2013

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR (b)($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR (c)($)(1)	AGGREGATE EARNINGS IN LAST FISCAL YEAR (d)($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS (e)($)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END (f)($)(2)
Thomas Casey	0	111,439	108,678	0	708,142
Katherine C. Harper	0	0	0	0	0
William Van Niekerk (3)	29,391	33,196	5,826	0	68,413
John D. Romano	0	32,110	57,094	0	248,198
Pravindran Trevor Arran (4)	20,191	28,844	113,422	0	627,989
Daniel Greenwell (5)	27,462	0	5,247	28,179	0

(1)	Amounts reflected in this column are also included in the “all other compensation” column in the Summary Compensation Table as of December 31, 2013.

(2)	Amounts in this column include amounts previously included in current or prior year Summary Compensation Tables as follows: for Mr. Casey, $444,795; for Dr. Van Niekerk, $62,587; for Mr. Romano, $97,890; and, for Mr. Arran, $28,844.

(3)	Dr. Van Niekerk contributed 6% of his base salary into the deferral account. This amount is also included in the Summary Compensation Table as of December 31, 2013 under “salary.”

(4)	Mr. Arran participates in a South African savings plan and all amounts shown are relevant to that plan. Amounts have been converted from South African Rand to U.S. Dollars using the average of the month-end conversion rates for the 12 months, which equaled 1ZAR = 0.10325 USD. The amount of executive contributions is also included in the “salary” column in the Summary Compensation Table as of December 31, 2013.

(5)	Mr. Greenwell contributed 20% of his base salary into the deferral account. This amount is also included in the Summary Compensation Table as of December 31, 2013 under “salary.” Under the terms of the plan, Mr. Greenwell’s vested funds were returned to him following his separation from Tronox. Because Mr. Greenwell had not completed three years of service, the funds that were part of the discretionary profit sharing plan were forfeited upon his termination.

Employment Agreements

Thomas Casey

Effective October 5, 2011, Tronox hired Thomas Casey as its Chief Executive Officer, in addition to his continuing service as the Company’s Chairman of the Board of Directors. In connection with Mr. Casey’s commencement of employment as Chief Executive Officer, Tronox and Mr. Casey entered into the “Casey Offer Letter.” Pursuant to the Casey Offer Letter, Tronox and Mr. Casey formalized the terms of Mr. Casey’s employment and entered into the “Casey Employment Agreement.” Accordingly, Tronox and Mr. Casey agreed to the terms of the Casey Employment Agreement and the HRCC approved the terms of the Casey Employment Agreement on April 11, 2012, incorporating the terms of the Casey Offer Letter and setting forth the terms of Mr. Casey’s employment.

EXECUTIVE COMPENSATION

The Casey Employment Agreement provides for Mr. Casey to serve as the Chief Executive Officer and Chairman of the Board of Directors and contemplates an initial three-year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 180 days advance notice. In addition, the Casey Employment Agreement provides for an annual base salary of no less than $1,000,000, the entitlement to customary employee benefits, and an annual target bonus opportunity of 150% of base salary with a maximum annual bonus opportunity equal to three times target bonus. The Casey Employment Agreement also provided Mr. Casey with a pro rata bonus for fiscal year 2011. In connection with Mr. Casey’s commencement of employment, Mr. Casey was paid a cash “sign-on” bonus of $2.0 million. Mr. Casey was also granted a “sign-on” equity grant of 50,000 shares of restricted stock which will cliff vest on the third anniversary of the date of grant, and an initial equity award consisting of 26,930 shares of restricted stock vesting as follows: (i) 30% of such grant will vest in equal installments on each of the first three anniversaries of the date of grant, and (ii) 70% of such grant will be eligible to vest based upon the achievement of the following performance criteria: (a) 50% of such award will vest based upon “total shareholder return” for the three-year period beginning October 1, 2011 and ending September 30, 2014 and (b) 50% of such award will vest based upon “return on invested capital” over the three-year period beginning October 1, 2011 and ending September 30, 2014. In addition, the Casey Employment Agreement provides for Mr. Casey to receive an annual RSU or restricted share grant (or another form of equity award with an equivalent value) with a value at grant equal to $3.0 million. On February 22, 2013, the Casey Employment Agreement was amended to change the date of Mr. Casey’s annual equity grant from the first anniversary of the effective date of his agreement to the earlier of (a) the date on which Tronox makes grants to other senior executives and (b) the last business day of March of the applicable year. The Casey Employment Agreement also provides that RSU or restricted share grants will be based on the volume-weighted average price over the 30-day period preceding the date of grant. In addition, terms and conditions of grants to Mr. Casey will be determined by the HRCC in accordance with the Company’s annual long-term incentive plan.

In the event Mr. Casey’s employment is terminated without Cause or he terminates employment for Good Reason prior to a “Qualified Change in Control” (which generally means a Change in Control as defined under the 2010 Management Equity Incentive Plan, excluding the Exxaro Transaction), subject to the execution of a release of claims, he will receive: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; (ii) an amount equal to two times the sum of his base salary and annual target bonus, payable in installments over the 12-month period following his termination of employment; (iii) accelerated vesting of all equity awards subject to time-based vesting conditions; (iv) accelerated vesting of all equity awards subject to performance-based vesting conditions if the performance vesting criteria have been met as of the date of termination, taking into consideration any abbreviation of the performance period resulting from the termination of employment; and, (v) continued COBRA coverage for 18 months. In addition, in the event Mr. Casey’s employment is terminated without Cause or for Good Reason following a Qualified Change in Control, Mr. Casey will be entitled to the same benefits as described above, except that he will be entitled to three times the sum of his base salary and annual target bonus under subpart (ii) above. In the event Mr. Casey’s employment is terminated due to his death or Disability, he will be entitled to: (I) his base salary through the date of termination plus a pro rata bonus for the year of termination; (II ) his “sign-on” grant (50,000 shares of restricted stock) will be subject to pro rata vesting based on the number of months he was employed divided by 36 months, subject to minimum vesting of 25% of such award; and, (III) continued COBRA coverage for 18 months.

Katherine C. Harper

Effective August 1, 2013, Tronox entered into an employment agreement with Katherine C. Harper to serve as its Chief Financial Officer. Ms. Harper’s agreement specifies an initial three-year term of employment, either party agreeing to provide not less than 30 days written notice if it elects not to renew the agreement at the end of the term. In addition, her agreement provides for an annual base salary of $484,100, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary. Ms. Harper’s agreement also provides for an annual equity award with a value at grant equal to 150% of her base salary. In addition, Ms. Harper will be reimbursed for relocation services and related expenses associated with her relocation to Stamford, Connecticut.

Ms. Harper was awarded an initial sign-on equity award of 10,000 shares with 50% of these shares tied to the achievement of specific performance goals to be measured at the conclusion of an initial three-year performance period and the other 50% being subject to ratable annual time-based vesting over three years.

EXECUTIVE COMPENSATION

In the event Ms. Harper terminates employment for Good Reason or the Company terminates her employment for reasons other than death, Disability or Cause, subject to the execution of a release of claims, she will receive: (i) her base salary through the date of termination plus a pro rata bonus for the year of termination; (ii) an amount equal to one times the sum of her base salary and annual target bonus, payable in equal installments over 12 months; and, (iii) continued COBRA coverage for 12 months. In the event Ms. Harper’s employment is terminated due to her death or Disability, she will be entitled to: (I) her base salary through the date of termination and, (II) a pro rata bonus for the year of termination.

Willem Van Niekerk

Effective June 15, 2012, Tronox entered into an employment agreement with Willem Van Niekerk to serve as its Senior Vice President, Strategic Planning & Business Development. Dr. Van Niekerk’s agreement specifies an initial three-year term of employment, with automatic successive one-year renewal periods, unless terminated by either party upon at least 90 days advance notice. In addition, his agreement provides for an initial annual base salary of no less than $470,000, employee benefits consistent with those of other senior executives, and an annual target bonus opportunity of 70% of base salary with a maximum annual bonus opportunity equal to 140% of base salary. Dr. Van Niekerk’s agreement also provides Dr. Van Niekerk with reimbursement for relocation services and related expenses associated with the relocation from Dr. Van Niekerk’s current primary residence to a residence in the Stamford, Connecticut area as well as a housing allowance of $5,000 per month. In addition, Dr. Van Niekerk’s agreement provides for Dr. Van Niekerk to receive an annual equity award with a value at grant equal to 150% of his base salary.

In the event Dr. Van Niekerk terminates employment for Good Reason prior to a “Change in Control” (which includes the Exxaro transaction) or after the 12-month protection period following a Change in Control expires, subject to the execution of a release of claims, he will receive: (i) his base salary through the date of termination plus a pro rata bonus for the year of termination; (ii) an amount equal to one times the sum of his base salary and annual target bonus, payable in a lump sum; and, (iii) continued COBRA coverage for 12 months. In addition, in the event Dr. Van Niekerk’s employment is terminated for Good Reason on or within 12 months following a Change in Control (e.g., prior to the 12-month anniversary of the Closing of the Exxaro transaction or June 15, 2013), Dr. Van Niekerk will be entitled to the same benefits as described above, except that he will be entitled to two times the sum of his base salary and annual target bonus under subpart (ii) above and 18 months of COBRA coverage under subpart (iii) above. In the event Dr. Van Niekerk’s employment is terminated due to his death or Disability, he will be entitled to: (I) his base salary through the date of termination plus a pro rata bonus for the year of termination and, (II) continued COBRA coverage for 12 months.

John D. Romano

On January 1, 2011, Tronox entered into an employment agreement with John D. Romano. This agreement replaced his previous employment agreement. The agreement provides for the continued employment of Mr. Romano as Executive Vice President for a term beginning on February 14, 2011, the Effective Date and continuing until December 31, 2015 (the “Employment Term”). Employment may be terminated during the Employment Term by the executive with or without Good Reason or by Tronox upon the executive’s death, Disability, or termination with or without Cause.

The agreement provided for an initial annual base salary of $360,000, which has subsequently been increased to $484,100. It also provided that, for the 2010 fiscal year, Mr. Romano would be eligible for a cash performance bonus under Tronox Incorporated’s 2010 Cash Incentive Plan, subject to achievement of the specified performance targets, and that thereafter Mr. Romano will be paid an annual cash performance bonus in respect of each fiscal year that ends during the Employment Term, to the extent earned based on performance against objective performance criteria. The annual bonus opportunity initially was 65% of base salary for Mr. Romano for the 2011 fiscal year, (and was increased to 70% by Tronox’s HRCC for each fiscal year thereafter.) The agreement also entitles Mr. Romano, during the Employment Term, to paid vacation in accordance with the applicable policies of Tronox, and to participate in such medical, dental and life insurance, retirement and other plans as applicable to other senior executives of Tronox.

Under the Agreement, Mr. Romano is eligible to receive annually a grant of an equity-based award under the Tronox Limited Equity Plan, as determined by the HRCC.

EXECUTIVE COMPENSATION

If Mr. Romano’s employment is terminated by reason of death or Disability, Tronox will pay him: (i) all accrued benefits under his Employment Agreement and, (ii) a lump sum payment of an amount equal to a pro rata portion (based upon the number of days he was employed during the calendar year in which the date of termination occurs) of the Annual Bonus that would have been paid to Mr. Romano if he had remained employed based on actual performance. If Mr. Romano’s employment is terminated by Tronox for Cause, by the executive without Good Reason, or as a result of the expiration of the Employment Term, Tronox will pay Mr. Romano all accrued benefits. If Mr. Romano’s employment is terminated by Tronox without Cause or by the executive with Good Reason, Tronox will pay Mr. Romano: (i) all accrued benefits; (ii) a lump-sum payment of an amount equal to a pro rata portion of the Annual Bonus that would have been paid to him if he had remained employed based on actual performance; and,(iii) a lump-sum payment of an amount equal to the product of one times the sum of the executive’s base salary and target bonus. In addition, Mr. Romano and his covered dependents will be entitled to continued participation on the same terms and conditions as applicable immediately prior to the executive’s date of termination for the one year period following the date of termination in such medical, dental and hospitalization insurance coverage in which Mr. Romano and his eligible dependents were participating immediately prior to the date of termination. All amounts payable under the agreement beyond the accrued benefits are subject to Mr. Romano’s execution of a release of claims in favor of Tronox.

If Mr. Romano is terminated by Tronox, other than for Cause or due to death or Disability, or Mr. Romano resigns for Good Reason, during the 12-month period after a Change in Control, then Mr. Romano will receive the benefits otherwise payable in connection with a termination by Tronox without Cause or by the executive with Good Reason, except that: (I) the lump sum payment described in subpart (iii) above will be equal to the product of two times the sum of Mr. Romano’s base salary and target bonus, and (II) Mr. Romano will be entitled to 18 months of continued participation in Tronox’s benefit plans.

Daniel Greenwell

As discussed on page 32, Mr. Greenwell entered into a separation agreement with the Company on February 9, 2013.

All of the employment agreements with our executive officers include standard language that provides for: (i) general restrictions on the disclosure of confidential information; (ii) an inventions assignment covenant, (iii) an agreement that during their employment and for a period of 12 months thereafter they will not compete with Tronox or solicit Tronox’s employees; and, (iv) a mutual agreement between the employee and Tronox that during their employment and for a period of two years thereafter they will not disparage Tronox or its directors and executive officers, and Tronox, as well as its employees, executive officers and members of the Board of Directors will not disparage the employee.

Potential Payments upon Termination

We will be obligated to make certain payments to our named executive officers or accelerate the vesting of their equity awards pursuant to the following plans or agreements upon a termination of their employment, including termination of their employment in connection with a change in control:

(1)	Employment agreements;

(2)	Our retirement plans; and,

(3)	Award agreements issued under the Tronox Limited Equity Plan.

Payments upon Resignation or Termination for Cause

If the named executive officer’s employment is terminated by reason of resignation or termination for cause, the named executive officer will receive:

(1)	Any accrued but unpaid annual base salary and bonus through the date of termination; and,

(2)	Any accrued and unused sick and vacation pay.

EXECUTIVE COMPENSATION

Payments Made Upon Termination for Death or Disability

If the named executive officer’s employment is terminated by reason of death or Disability, the named executive officer will receive:

(1)	Any accrued but unpaid annual base salary and bonus through the date of termination;

(2)	The pro-rata portion of the named executive officer’s actual bonus in the year of termination (calculated through the date of termination); and,

(3)	Any accrued and unused sick and vacation pay.

In addition, each named executive officer (other than Mr. Arran) shall be entitled to continued medical, dental, and vision coverage for the named executive officer and his or her eligible dependents for a period ending on the earlier of 18 months (for the CEO) or 12 months (for other eligible NEOs) following the date of termination or the commencement of comparable coverage by the named executive officer with a subsequent employer.

Payments Made Upon Termination without Cause or Good Reason Not in Connection With a Change in Control

If a named executive officer’s employment is terminated without Cause or Good Reason and the termination is not made subject to the provisions related to termination in connection with a Change in Control, the named executive named officer will be entitled to receive the following amounts:

(1)	Either two (2) times (for the CEO) or one (1) time (for all other NEOs) the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of his or her termination;

(2)	Any accrued but unpaid annual base salary through the date of termination;

(3)	The unpaid portion of any bonuses previously earned by the named executive officer plus the pro rata portion of the bonus, if any, to be paid for the year in which the date of termination occurs; and,

(4)	Any accrued and unused sick and vacation pay.

The named executive officers (other than Mr. Arran) shall also be entitled to continued medical, dental, and vision coverage for the named executive officer and his or her eligible dependents for a period ending on the earlier of 18 months (for the CEO) or 12 months (for other eligible NEOs) following the date of termination or the commencement of comparable coverage by the named executive officer with a subsequent employer.

Payments Made Upon Termination without Cause or for Good Reason in Connection with a Change in Control

In the event that a named executive officer (other than Ms. Harper) is terminated within 12 months after a change in control (or in anticipation of a change in control under certain circumstances) other than for Cause, death or Disability or if the named executive officer resigns for Good Reason, such named executive officer will be entitled to severance benefits (and continuation of benefits coverage), which will consist of the following:

(1)	Either three (3) times (for the CEO) or two (2) times (for Dr. Van Niekerk and Messrs. Romano and Arran) the sum of (i) the named executive officer’s annual base salary, and (ii) the named executive officer’s target bonus in the year of his termination;

(2)	Any accrued but unpaid annual base salary through the date of termination;

(3)	The unpaid portion of any bonuses previously earned by the named executive officer plus the pro-rata portion of the bonus for the named executive officer in the year of termination;

(4)	Any accrued and unused sick and vacation pay; and,

(5)	Continued medical, dental, and vision coverage for Messrs. Casey and Romano and Dr. Van Niekerk and their eligible dependents for a period ending on the earlier of 18 months following the date of termination or commencement of comparable coverage by the named executive officer with a subsequent employer.

EXECUTIVE COMPENSATION

In the event that Ms. Harper is terminated within 12 months after a change in control (or in anticipation of a change in control under certain circumstances) other than for Cause, death or Disability of if she resigns for Good Reason, Ms. Harper would be entitled to severance benefits (and continuation of benefits coverage) consistent with that described above under Payments Made Upon Termination without Cause or Good Reason Not in Connection With a Change in Control.

The named executive officers shall also be entitled to immediate 100% vesting of all outstanding stock options, performance shares/units and time-based restricted shares/units.

Retirement Plans

Executive officers who are eligible under our U.S. Pension Plan will receive benefits upon their termination and achievement of certain age and service requirements. Executive officers could also be eligible for early enhanced retirement benefits in the event that their position is eliminated involuntarily or due to death, Disability or retirement. (See the discussion under U.S. Savings and Retirement Plans for a summary of the U.S. retirement plans.)

Long-Term Incentives

The following definitions apply to the standard 2011 and 2012 award agreements for the annual grants of equity awards for executives:

(1)	If the executive officer is involuntarily terminated without Cause or for Good Reason, all unvested stock options and time-based restricted shares/units will vest immediately. All performance-based restricted shares/units will be forfeited. Cause is defined in each employment agreement and generally means that the executive has acted with negligence or engaged in misconduct in connection with the performance of his or her duties; engaged in an act of insubordination; engaged in common law fraud against the Company or its employees; been convicted of, or pleaded nolo contendere to a crime (other than minor traffic violations); acted against the best interests of the Company in a manner that could have a material adverse affect on the financial condition of the Company; or materially breached his or her employment agreement. Good Reason is defined in each employment agreement and generally means any material diminution in the executive’s title, duties or authority; a reduction in the executive’s base salary; the assignment of duties substantially inconsistent with the executive’s status as an executive officer of the Company; any other material breach of his or her employment agreement; or the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company after a merger, consolidation, sale or similar transaction.

(2)	If the executive officer is terminated upon a Change in Control, all unvested stock options and all restricted shares/units, including performance-based shares/units, will vest immediately, provided the executive is continuously employed by Tronox or its subsidiaries through the date of such Change in Control.

(3)	If the executive officer is terminated by reason of death or Disability, all unvested stock options and time-based restricted shares/units will vest immediately. All performance-based restricted shares/units will be forfeited.

(4)	If the executive officer terminated for any other reason, all unvested shares will be forfeited upon termination.

At the December 2012 HRCC meeting, terms and conditions for awards beginning in 2013 were changed to be more competitive with other companies as follows:

(1)	If the executive officer is involuntarily terminated without Cause or for Good Reason, all unvested stock options and time-based restricted shares/units will be prorated for time worked and vest immediately. All performance-based restricted shares/units will be prorated for time worked and will vest at the end of the original three-year vesting period.

EXECUTIVE COMPENSATION

(2)	If the executive officer is terminated upon a Change in Control, all unvested stock options and all restricted shares/units, including performance-based shares/units, will vest immediately, provided the executive is continuously employed by Tronox or its subsidiaries through the date of such Change in Control.

(3)	If the executive officer is terminated by reason of death or Disability, all unvested stock options and all restricted shares/units will vest immediately.

(4)	If the executive officer terminated for any other reason, all unvested shares will be forfeited upon termination.

Calculation of Total Amounts Payable upon Termination

The following table provides the amount of compensation payable to each named executive officer upon various termination reasons. Except as noted, the amounts shown below assume that such termination was effective as of December 31, 2013, and thus includes amounts earned through such time and are estimates of the amounts which would be paid to each executive officer upon his or her termination. The actual amounts to be paid to each executive officer can only be determined at the time of that named executive officer’s termination. Mr. Greenwell was not serving as an executive officer as of December 31, 2013. The benefits that were payable to Mr. Greenwell upon his termination of employment are described in “—Separation Agreement.”

EXECUTIVE COMPENSATION

ESTIMATED POST-TERMINATION PAYMENTS AND BENEFITS AS OF DECEMBER 31, 2013 (1)

NAME	TYPE OF PAYMENT OR BENEFIT	VOLUNTARY RESIGNATION ($)	DEATH OR DISABILITY ($)	INVOLUNTARY NOT FOR CAUSE TERMINATION OR TERMINATION FOR GOOD REASON ($)	TERMINATION RESULTING FROM A CHANGE IN CONTROL (CIC) ($)
Thomas Casey	Cash Compensation
	Cash Severance (2)	—	—	5,000,000	7,500,000
	Accrued Sick & Vacation Pay (3)	273,077	273,077	273,077	273,077
	Accrued Target Bonus (4)	—	1,500,000	1,500,000	1,500,000
	Equity
	Restricted Shares (5)	—	8,958,865	11,647,005	14,235,851
	Stock Options (6)	—	796,000	221,113	796,000
	Medical Benefits (7)	—	25,895	25,895	25,895
	Total	273,077	11,553,837	18,667,090	24,330,823
Katherine C. Harper	Cash Compensation
	Cash Severance (8)	—	—	822,970	822,970
	Accrued Sick & Vacation Pay (3)	21,412	21,412	21,412	21,412
	Accrued Target Bonus (4)	—	338,870	338,870	338,870
	Equity
	Restricted Shares (9)	—	230,700	22,424	230,700
	Medical Benefits (7)	—	—	16,260	16,260
	Total	21,412	590,982	1,221,936	1,430,212
Willem Van Niekerk	Cash Compensation
	Cash Severance (8)	—	—	818,975	1,637,950
	Accrued Sick & Vacation Pay (3)	52,113	52,113	52,113	52,113
	Accrued Target Bonus (4)	—	337,225	337,225	337,225
	Equity
	Restricted Shares (9)	—	785,464	323,972	1,003,822
	Stock Options (6)	—	411,213	136,100	411,213
	Medical Benefits (7)	—	9,729	9,729	14,594
	Total	52,113	1,595,744	1,678,114	3,456,917
John D. Romano	Cash Compensation
	Cash Severance (8)	—	—	822,970	1,645,940
	Accrued Sick & Vacation Pay (3)	493,410	493,410	493,410	493,410
	Accrued Target Bonus (4)	—	338,870	338,870	338,870
	Equity
	Restricted Shares (9)	—	785,464	323,980	1,003,822
	Stock Options (6)	—	380,926	105,812	380,926
	Pension Plan (10)	320,185	320,185	320,185	320,185
	Medical Benefits (7)	—	—	25,608	38,413
	Total	813,595	2,318,855	2,430,835	4,221,566
Pravindran Trevor Arran	Cash Compensation
	Cash Severance (8)	—	—	822,970	1,645,940
	Accrued Sick & Vacation Pay (3)	195,502	195,502	195,502	195,502
	Accrued Target Bonus (4)	—	338,870	338,870	338,870
	Equity
	Restricted Shares (9)	—	785,464	323,972	1,003,822
	Stock Options (6)	—	411,213	136,100	411,213
	Total	195,502	1,731,049	1,817,414	3,595,347

EXECUTIVE COMPENSATION

(1)	None of our NEOs meet the age and service requirements (age 55 and 10 years) for retirement and therefore no details are provided for that type of termination.

(2)	Cash Severance is based on annual rate of pay plus annual target bonus. For Mr. Casey, this amount is two times base salary plus target bonus for Involuntary Not for Cause Termination and three times base salary plus target bonus for Termination Resulting from a Change in Control.

(3)	Per each NEO’s employment agreement, accrued vacation and sick leave balances will be paid out upon termination.

(4)	Accrued Bonus is defined as the prorated incentive amount due for performance up to the date of termination. For the examples, this amount is shown at target amounts for the full calendar year; however, in the event of a termination, actual payment will be based on actual time worked and actual performance results for the Company.

(5)	The treatment of Mr. Casey’s Restricted Shares is set forth in his employment agreement and grant agreements. For Involuntary Not for Cause Terminations, all outstanding restricted shares will vest immediately. For Termination following a Change in Control, all outstanding restricted shares including performance-based shares will vest immediately. Beginning with the 2013 grant, awards are defined as per award agreement. Amounts are calculated using December 31, 2013 NYSE closing price of our stock of $23.07 and performance-based shares are calculated using target amounts.

(6)	All stock options vest immediately upon death, Disability, or Termination Resulting from a Change in Control. For Involuntary Not for Cause Terminations, stock options granted prior to 2013 will vest immediately and those granted beginning in 2013 will be prorated for time-worked.

(7)	Medical benefits include medical, dental, and vision coverage through COBRA paid for by the Company.

(8)	Cash Severance is based on annual rate of pay plus annual target bonus. For Ms. Harper, this amount is one times base salary plus target bonus for Involuntary Not for Cause Termination. For Dr. Van Niekerk and Messrs. Romano and Arran, this amount is one times base salary plus target bonus for Involuntary Not for Cause Termination and two times base salary plus target bonus for Termination Resulting from a Change in Control.

(9)	The treatment of the Restricted Shares/units for the NEOs other than Mr. Casey is based on their award agreements. For death and Disability, all outstanding time-based shares/units will vest immediately; however performance shares/units will be forfeited if granted prior to 2013. For Involuntary Not for Cause Terminations, time-based shares/units granted prior to 2013 will vest immediately and those granted beginning in 2013 will be prorated for time-worked. For performance-based awards granted prior to 2013, all shares/units will be forfeited upon Involuntary Not for Cause Termination but shares/units granted beginning in 2013 will be prorated for time-worked. For Termination following a Change in Control, all outstanding shares/units including performance-based awards will vest immediately. Amounts are calculated using December 31, 2013 NYSE closing price of our stock of $23.07 and performance-based awards are calculated using target amounts.

(10)	Pension benefits are calculated as the lump-sum walk-away value under the U.S. Pension Plan. The lump-sum assumption is based on IRS 417(e) interest rates and mortality using a one-year stability period with a two-month look-back period.

2013 Non-Employee Director Compensation

At its June 26, 2012 board meeting, the Board of Directors approved the compensation for the directors of Tronox. Under this policy, all non-employee directors are entitled to an annual cash retainer of $75,000 for service on the Board of Directors payable quarterly in arrears, plus additional cash compensation payable quarterly in arrears as follows:

•	A non-executive chairman of the Board of Directors will receive an additional annual retainer of $50,000*;

•	The chairman of the audit committee will receive an additional annual retainer of $50,000;

•	The chairman of the human resources and compensation committee will receive an additional annual retainer of $20,000;

•	The chairman of the corporate governance committee or any other committee established by the Board of Directors, respectively, will receive an additional annual retainer of $20,000; and

•

A committee member of each of the audit committee, human resources and compensation committee, corporate governance committee, or any other committee established by the Board of Directors, respectively, who is not serving as chairman of such committee, will receive an additional annual retainer of $15,000.

*	Mr. Casey, as Executive Chairman, is compensated per the terms of his employment agreement and does not receive the $50,000 retainer.

EXECUTIVE COMPENSATION

Additionally, non-employee directors will be entitled to receive an annual grant of time based restricted shares under the Tronox Limited Equity Plan with a fair-market value at grant equal to $150,000, determined by dividing $150,000 by the ten (10) day average closing price for the Company’s shares for the first 10 business days in that calendar year and rounding down to the nearest full share. This award will vest ratably over a three-year period on each of the first three anniversaries of the date of the grant. Unvested awards will be forfeited upon termination except that in the case of a qualified change of control the awards will immediately become vested.

The following table sets forth the total compensation for the year ended December 31, 2013 paid to or earned by our non-employee directors during 2013.

DIRECTOR COMPENSATION FOR 2013

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)(2)	TOTAL ($)
Andrew P. Hines	125,000	140,906	12,344	278,250
Wim de Klerk (3)	0	272,968	483	273,451
Sipho Nkosi (3)	0	272,968	483	273,451
Daniel Blue	120,000	140,906	12,344	273,250
Ilan Kaufthal	120,000	140,906	12,344	273,250
Wayne A. Hinman	110,000	140,906	12,344	263,250
Jeffry N. Quinn	95,000	140,906	12,344	248,250
Peter Johnston	90,000	140,906	12,344	243,250

(1)	Amounts reported in this column represent the aggregate grant date fair value for restricted shares/units granted to each director computed in accordance with the share-based compensation accounting guidance under ASC Topic 718. Each director, other than Messrs. de Klerk and Nkosi, received a grant of 7,519 restricted shares valued at the NYSE closing price of January 30, 2013 of $18.74. Messrs. de Klerk and Nkosi were each granted 13,309 restricted units on March 14, 2013 to compensate for the 2012 and 2013 grants that were previously not granted to them. The grant date fair value was computed using the NYSE closing price of March 14, 2013 of $20.51. Each of the directors held 11,379 restricted shares/units as of December 31, 2013.

(2)	Amounts in this column represent dividend payments on outstanding restricted shares at the approved dividend rate for all shareholders. For 2013, this rate was $0.25/share/quarter. Messrs. de Klerk and Nkosi accrue dividends on their restricted units which are paid upon vesting. Dividends are not included in the grant date fair value calculation for time-based shares.

(3)	Messrs. de Klerk and Nkosi are not directly paid fees for their service as directors. Instead, Exxaro was paid $150,000 for their services. They are eligible to receive directly the long-term incentive grants that are awarded to each director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the transaction with Exxaro Resources, the Company maintains multiple transition services agreements , which amounted to $5 million during 2013. In order to effectively transition certain corporate functions following the closing of the transaction, the Company identified certain services that Exxaro could continue to perform on behalf of the Company on a temporary basis. These services include tax preparation assistance, information technology services, and research and development services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC and NYSE an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal year 2013 all of our covered officers and directors filed the required reports on a timely basis under Section 16(a), except that due to inadvertent errors, certain reports and transactions were not timely filed. The number of late reports and transactions are as follows: Pravindran Trevor Arran (2 reports, 3 transactions); Daniel Blue (1 report, 1 transaction);Thomas Casey (1 report, 1 transaction ); Michael Foster (3 reports, 4 transactions); Andrew Hines (1 report, 1 transaction); Wayne Hinman (1 report, 1 transaction); Peter Johnston (1 report, 1 transaction); Ilan Kaufthal (1 report, 1 transaction);Kevin Mahoney (3 reports, 4 transactions); Willem Van Niekerk (1 report, 1 transaction); Jeffry Quinn (1 report, 1 transaction); and John D. Romano (2 reports, 3 transactions). With the exception of a sale of shares by Michael Foster pursuant to a 10b5-1 plan all the late reported transactions were grants of restricted shares or options pursuant to the Company’s executive equity incentive plan.

REPORT OF THE AUDIT COMMITTEE

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s accounting and financial reporting processes and its internal and external audit processes. The Audit Committee has implemented procedures to ensure that it devotes the attention necessary to each of the matters assigned to it under its charter.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes and the effectiveness of the Company’s internal control over financial reporting for the fiscal year ended December 31, 2013 and the independent registered public auditor’s report on those financial statements and report on the Company’s internal control over financial reporting, with our management and with Grant Thornton our independent registered public auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with Grant Thorton the matters required to be discussed under Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public auditors. Consistent with its charter, the Audit Committee has evaluated Grant Thornton’s qualifications, performance, and independence, including that of the lead audit partner. In addition, Grant Thornton has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

AUDIT COMMITTEE

Andrew P. Hines (Chair)

Daniel Blue

Ilan Kaufthal

PROPOSAL 2—APPOINTMENT OF NEW AUDITOR

We are asking shareholders to approve the following resolution at the Annual Meeting to approve the appointment of PricewaterhouseCoopers as the Company’s independent registered public auditor.

“RESOLVED that, subject to the Australian Securities and Investment Commission granting its consent to the resignation of the Company’s current auditor, Grant Thornton , for the purposes of Section 327B of the Australian Corporations Act and for all other purposes, PricewaterhouseCoopers, having been nominated and having consented in writing to act as auditor of the Company, be appointed as auditor of the Company.”

Grant Thornton was originally appointed as the Company’s independent registered auditor shortly after the Company’s incorporation, and that appointment was approved by shareholders on May 21, 2013. Since its appointment, Grant Thornton has conducted the audit in an effective and competent manner.

Grant Thornton has submitted its resignation as independent registered public auditor to the Company and advised the Company that it has applied to the Australian Securities and Investments Commission (“ASIC”) for consent to resign, effective from the later of the conclusion of the Annual Meeting and the day on which ASIC gives its consent.

Under the Australian Corporations Act, shareholders must approve the appointment of auditors of public companies. The purpose of Proposal 2 is to seek the approval of shareholders to appoint PricewaterhouseCoopers as independent registered public auditor of the Company.

The Chairman of the Audit Committee, Mr. Hines, as a member of the Company has nominated PricewaterhouseCoopers for appointment as auditor of the Company. In accordance with section 328B (3) of the Australian Corporations Act, a copy of the nomination of PricewaterhouseCoopers as auditor of the Company is on page A-1.

PricewaterhouseCoopers has provided its consent to this appointment.

The affirmative vote of holders of a majority of ordinary shares cast at the Annual Meeting is required to appoint PricewaterhouseCoopers as the Company’s independent registered public auditor.

The accompanying proxy will be voted for the appointment of PricewaterhouseCoopers as the Company’s independent registered public auditor unless the shareholder indicates to the contrary on the proxy.

The Board of Directors Recommends a Vote For the Proposal.

Independent Registered Public Auditor

Audit and Non-Audit Fees

The following table shows the fees for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements for the years ended December 31, 2012 and 2013, and fees billed for other services rendered by Grant Thornton during those periods:

	2012	2013
Audit Fees(1)	$4,907,938	$4,127,163
Audit Related Fees	0	0
Tax Fees(2)	12,765	0
Total Fees	$4,920,703	$4,127,163
(1)	Audit Fees: This category represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Tax Fees: This category consists of tax compliance, and tax advice including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

PROPOSAL 2—APPOINTMENT OF NEW AUDITOR

All audit and non-audit services provided by Grant Thornton to us must be pre-approved in advance by our Audit Committee unless the following conditions are met:

•	The service is one of a set of permitted services that the independent registered public auditor is allowed to provide; and

•	The services must be brought to the attention of the Audit Committee and approved prior to the completion of the annual audit.

All other permitted services must be pre-approved by either the Audit Committee or a delegate of the Audit Committee. If pre-approval is obtained from a delegate of the Audit Committee, the service may be performed provided that the service must be presented to the Audit Committee at the next scheduled meeting.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

In accordance with Section 14A of the Exchange Act and Section 951 of the Dodd-Frank Act, we are asking shareholders to approve the following non-binding advisory resolution at the Annual General Meeting to approve the compensation of our named executive officers (“say-on-pay”), which is described in this proxy statement:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED, on an advisory basis.”

The primary goal of our executive compensation program is the same as our goal for operating the Company—to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed an executive compensation program based on the following principles:

•	Paying for performance—A significant portion of each executive’s potential cash compensation is made subject to achieving business performance measures.

•

Alignment with the interests of shareholders—Equity awards align our executives’ financial interests with those of our shareholders by providing value to our executives if the market price of our shares increase.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.

For a detailed description of our executive compensation policies and programs and how they are designed to motivate superior performance, we urge shareholders to read “—Compensation Discussion and Analysis” in this proxy statement. The Compensation Discussion and Analysis also discusses the compensation objectives and principles that underlie the Company’s executive compensation program, the elements of the program and how performance is measured, evaluated and rewarded.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executive officers resulting from our compensation objectives, policies and practices as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the Human Resources and Compensation Committee value the opinions expressed by our shareholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

The accompanying proxy will be voted in favor of the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as stated in the above advisory resolution, unless the shareholder indicates to the contrary on the proxy.

Our Board of Directors recommends a vote FOR the above advisory resolution approving the compensation paid to our named executive officers, as disclosed in this proxy statement.

ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

The Proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will bear the cost of solicitations and the fees related to the solicitation of proxies.

AUDITORS

Representatives of PricewaterhouseCoopers, nominated independent registered public accountants for the Company for fiscal 2014, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

Representatives of Grant Thornton, independent registered public accountants for the Company, will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2015 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the Company’s 2015 proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so they are received by our Secretary at the address provided below no later than the close of business (5:00 p.m., U.S. Eastern Daylight Time) on January 7, 2015.

Should an eligible shareholder or shareholders desire to nominate a candidate for director or propose any other business at the 2015 Annual Meeting outside of the process for inclusion of such nomination or proposal in the Proxy Statement, such shareholder must give us timely written notice. As required under the Constitution, to be timely for the 2015 Annual Meeting, a shareholder’s notice of a director nomination must be delivered to our Secretary at the address provided below not earlier than the 120th day, nor later than the 90th day before the anniversary of the date of the 2014 Annual Meeting. As a result, any nomination given by a shareholder pursuant these provisions of our Constitution (and not pursuant to SEC Rule 14a-8) must be received no earlier than the close of business (5:00 p.m. U.S. Eastern Daylight Time) on December 8, 2014, and no later than the close of business (5:00 p.m., U.S. Eastern Daylight Time) on January 7, 2015, unless our 2015 Annual Meeting date occurs more than 30 days before or 70 days after May 21, 2015. In that case, notice of the nomination must be received by our Secretary not earlier than close of business on the 120th day before the 2015 Annual Meeting and not later than the close of business on the date that is the later of (i) the 90th day before the 2015 Annual Meeting, or (ii) the 10th day following the day on which Tronox first publicly announces the date of such meeting. The public announcement of an adjournment or postponement of an Annual Meeting of Shareholders shall not commence a new time period (or extend any time period) for the giving of a shareholder’s nomination as described above. The shareholder’s nomination must comply with applicable laws and the Constitution, which is available to shareholders free of charge upon request to our Secretary at the address provided below. The Constitution is also available on our website at www.tronox.com.

Under the Australian Corporations Act, (i) shareholders of Tronox holding at least 5% of the votes that may be cast on the resolution, or (ii) at least 100 shareholders entitled to vote at a general meeting may give notice to Tronox proposing a resolution for consideration at the next general meeting that occurs more than two months after the notice is given. Under Australian law, the Board of Directors can refuse to place a resolution on the agenda at a meeting in certain circumstances, for example if the matter is not a matter for proper shareholder action because it concerns a matter exclusively vested in the Board of Directors.

ADDITIONAL INFORMATION

Notice of intention to submit a nomination or other proposal at the 2015 Annual Meeting and any request for a copy of the Constitution must be addressed to the Company Secretary at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA.

OTHER MATTERS

If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares represented thereby on such matters in accordance with their best judgment.

Under the Australian Corporations Act, a person appointed as a proxy must not vote, on the basis of that appointment, on a resolution connected directly or indirectly with the remuneration of a member of the key management personnel for the company if, (i) the person is a member of the key management personnel; and (ii) the appointment does not specify the way to vote on the resolution. This prohibition does not apply to the chairman of the meeting, where the proxy appointment expressly authorizes the chairman of the meeting to exercise an undirected proxy.

HOUSEHOLDING AND COMBINING ACCOUNTS

Each registered shareholder (those that own shares in their own name on the books of our transfer agent) will receive one copy each of this proxy statement per account, even if at the same address.

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to: 263 Tresser Boulevard, Suite 1100, Stamford, Connecticut 06901, USA or 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia, Australia, 6102 or fax a request to +1 (203) 705-3703 (USA), or +61 (0) 8 9 365-1390 (Australia). If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies of our proxy materials and annual report and wish to receive only one, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND MORE INFORMATION

Our public internet site is http://www.tronox.com. We make available free of charge, on or through the investor relations section of our internet site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Also posted on our website are charters for the Company’s Audit Committee, Human Resources and Compensation Committee and Corporate Governance Committee. Copies of these charters and our Corporate Governance Guidelines and Code of Business Conduct and Ethics governing our directors, officers and employees are also posted on our website in the “Corporate Governance” section. Copies of these documents may be requested in print, at no cost, by telephone at +1 (203) 705-3800 or by mail at Tronox Limited, 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA, Attention: Investor Relations. The information included on the website is not incorporated by reference into this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Richard L. Muglia

Senior Vice President,

General Counsel and Secretary

April 7, 2014

EXHIBIT A

NOTICE OF NOMINATION OF THE AUDITOR

The Company Secretary

Tronox Limited

263 Tresser Boulevard, Suite 1100

Stamford, CT 06901, United States of America

April 7, 2014

Dear Sir

Notice of nomination of auditor

I, Andrew P. Hines, being a member of Tronox Limited (“Company”), hereby nominate PricewaterhouseCoopers LLP for appointment as auditor of the Company, pursuant to section 328B(1) of the Corporations Act 2001 (Cth), at the next Annual General Meeting of the Company or any adjournment thereof.

Yours sincerely,

/s/ Andrew P. Hines
Andrew P. Hines

A-1

VOTE BY INTERNET - www.proxyvote.com
TRONOX LIMITED 1 BRODIE HALL DRIVE, BENTLEY, WESTERN AUSTRALIA 6102, AUSTRALIA

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 20, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 20, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA. Proxy cards may also be returned to 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA or 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia 6102, Australia. All mailed votes must be received prior to 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 20, 2014.

VOTE BY FAX Mark, sign and date your proxy card and fax it up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 20, 2014, to +61(0) 89365-1390 (Australia) or +1(203) 705-3703 (United States).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M70609-P46925	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRONOX LIMITED				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Annual General Meeting to be held at 9:00 A.M.,
U.S.Eastern Daylight Time, Wednesday, May 21, 2014				☐	☐	☐
Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.
1.	Election of Class A Directors (holders of Class A Shares Only)
	01)	Thomas Casey	04) Peter Johnston
	02)	Andrew P. Hines	05) Ilan Kaufthal
	03)	Wayne A. Hinman	06) Jeffry N. Quinn
								For	Against	Abstain

2.	To approve the appointment of the Tronox Limited independent registered public auditor, who will serve until that auditor resigns or is removed.							☐	☐	☐

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay”).							☐	☐	☐

Important note for proposal 3:

If you appoint the Chairman of the Annual General Meeting your proxy and you do not direct the Chairman how to vote as your proxy on proposal 3, you expressly authorize the Chairman of the meeting to vote as your proxy even if the resolution is connected directly or indirectly with the remuneration of a member of the key management personnel of Tronox Limited.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

If the form is signed on your behalf under a power of attorney, please attach a certified photocopy of the power of attorney when you return this form.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

M70610-P46925

TRONOX LIMITED

Annual General Meeting of Tronox Limited (ACN 153 348 111)

to be held 9:00 A.M., U.S. Eastern Daylight Time, Wednesday, May 21, 2014

for Holders as of 5:00 P.M., U.S. Eastern Daylight Time, May 19, 2014

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints the Chairman of the Annual General Meeting as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Tronox Limited which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

All votes must be received by 11:59 P.M., U.S. Eastern Daylight Time, May 20, 2014.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
TRONOX LIMITED 1 BRODIE HALL DRIVE, BENTLEY, WESTERN AUSTRALIA 6102, AUSTRALIA

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, 20, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 20, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA. Proxy cards may also be returned to 263 Tresser Boulevard, Suite 1100, Stamford, CT 06901, USA or 1 Brodie Hall Drive, Technology Park, Bentley, Western Australia 6102, Australia. All mailed votes must be received prior to 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 20, 2014.

VOTE BY FAX Mark, sign and date your proxy card and fax it up until 11:59 P.M., U.S. Eastern Daylight Time, Tuesday, May 20, 2014, to +61(0) 89365-1390 (Australia) or +1(203) 705-3703 (United States).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M70611-P46925	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRONOX LIMITED				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Annual General Meeting to be held at 9:00 A.M., U.S.Eastern Daylight Time, Wednesday, May 21, 2014 Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.				☐	☐	☐
1.	Election of Class B Directors (holders of Class B Shares Only)
	01)	Daniel Blue
	02)	Wim de klerk
	03)	Sipho Nkosi
									For	Against	Abstain

2.	To approve the appointment of the Company’s independent registered public auditor, who will serve until that auditor resigns or is removed.								☐	☐	☐

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”).								☐	☐	☐

Important note for proposal 3:

If you appoint the Chairman of the Annual General Meeting your proxy and you do not direct the Chairman how to vote as your proxy on proposal 3, you expressly authorize the Chairman of the meeting to vote as your proxy even if the resolution is connected directly or indirectly with the remuneration of a member of the key management personnel of Tronox Limited.

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

If the form is signed on your behalf under a power of attorney, please attach a certified photocopy of the power of attorney when you return this form.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — —

M70612-P46925

Annual General Meeting of Tronox Limited (ACN 153 348 111)

to be held 9:00 a.m., U.S. Eastern Daylight Time, Wednesday, May 21, 2014

for Holders as of 5:00 p.m., U.S. Eastern Daylight Time, May 19, 2014

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints the Chairman of the Annual General Meeting as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Tronox Limited which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

All votes must be received by 11:59 P.M., U.S. Eastern Daylight Time, May 20, 2014

Continued and to be signed on reverse side